Filed Pursuant to Rule 424(b)(5)

Registration No. 333-181357

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Shares, par value $5 per share	$75,000,000	$8,595

(1)	The registration fee was calculated in accordance with Rule 457(o) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”) and is being paid in accordance with Rule 456(b) of the Securities Act.

Prospectus supplement

(To prospectus dated May 11, 2012)

$75,000,000

Common shares

We have entered into a distribution agreement with J.P. Morgan Securities LLC (“J.P. Morgan”), relating to our common shares, par value $5 per share.

Under the distribution agreement, we may offer and sell common shares having an aggregate offering price of up to $75,000,000 from time to time through J.P. Morgan, as our distribution agent. Sales of the shares, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Global Select Market at market prices or as otherwise agreed by us and J.P. Morgan.

Under the distribution agreement, we may also sell common shares to J.P. Morgan, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares to J.P. Morgan as principal, we will enter into a separate terms agreement with J.P. Morgan, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

Our common shares are listed on the NASDAQ Global Select Market under the symbol “OTTR.” The last reported sale price of our common shares on the NASDAQ Global Select Market on May 11, 2012 was $21.51 per share.

Investing in our common shares involves risk. See “Risk factors” beginning on page S-3 of this prospectus supplement and the discussion of risk factors contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, to read about certain factors you should consider before investing in our common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan will receive from us a commission of 2% of the gross sales price per share for any shares sold through it as our distribution agent under the distribution agreement. Subject to the terms and conditions of the distribution agreement, J.P. Morgan will use its commercially reasonable efforts to sell on our behalf any shares to be offered by us under the distribution agreement.

J.P. Morgan

May 14, 2012

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About this prospectus supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under the shelf registration process, from time to time, we may sell any combination of the securities described in the accompanying prospectus in one or more offerings, subject in certain cases to the receipt of regulatory approval. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the common shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to the common shares. If the description of the offering of the common shares varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and J.P. Morgan is not, making an offer of the common shares in any state where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of their respective dates and that the information contained in the documents incorporated by reference is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless we state otherwise or the context otherwise requires, references appearing in this prospectus supplement to “we,” “us” and “our” should be read to refer to Otter Tail Corporation and its subsidiaries.

Cautionary statement regarding forward-looking statements

This prospectus supplement, the accompanying prospectus, the documents they incorporate by reference and any related free writing prospectus issued by us may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Otter Tail Corporation and its subsidiaries. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believes” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among other factors, the risks and uncertainties described in this prospectus supplement, including under “Risk factors,” the accompanying prospectus and the documents incorporated by reference herein and therein. We undertake no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

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Information incorporated by reference

The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2011;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

•	Current Reports on Form 8-K filed on January 6, 2012, January 9, 2012, March 20, 2012 and April 19, 2012; and

•	The description of our common shares contained in any registration statement on Form 8-A that we have filed, and any amendment or report filed for the purpose of updating this description.

We are also incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement until we sell all of the common shares offered by this prospectus supplement. The most recent information that we file with the SEC automatically updates and supercedes more dated information.

You can obtain copies of any of the documents which are incorporated by reference in this prospectus supplement, except for exhibits which are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:

Otter Tail Corporation Shareholder Services Department 215 South Cascade Street, Box 496 Fergus Falls, Minnesota 56538-0496 (800) 664-1259 (toll free) (218) 739-8479 (locally)

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Prospectus supplement summary

This summary highlights information contained in this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all the information you should consider before investing in our common shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk factors” section and the information incorporated by reference herein and therein, before making an investment decision.

Otter Tail Corporation

Otter Tail Corporation and its subsidiaries conduct business primarily in the United States, Canada and Mexico. We had approximately 3,155 full-time employees at December 31, 2011. Our businesses have been classified into five segments: Electric, Wind Energy, Manufacturing, Construction and Plastics.

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Electric includes the production, transmission, distribution and sale of electric energy in Minnesota, North Dakota and South Dakota by our electric utility, Otter Tail Power Company (“OTP”). In addition, OTP is an active wholesale participant in the Midwest Independent Transmission System Operator (“MISO”) markets. OTP’s operations have been our primary business since 1907. Additionally, electric also includes Otter Tail Energy Services Company (“OTESCO”), which provides technical and engineering services.

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Wind Energy consists of a steel fabrication company primarily involved in the production of wind towers sold in the United States and Canada, with manufacturing facilities in North Dakota, Oklahoma and an idled plant in Fort Erie, Ontario, Canada.

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Manufacturing consists of businesses in the following manufacturing activities: contract machining, metal parts stamping and fabrication, and production of waterfront equipment, material and handling trays and horticultural containers. These businesses have manufacturing facilities in Florida, Illinois, and Minnesota and sell products primarily in the United States.

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Construction consists of businesses involved in residential, commercial and industrial electric contracting and construction of fiber optic and electric distribution systems, water, wastewater and HVAC systems primarily in the central United States.

•	Plastics consists of businesses producing polyvinyl chloride (“PVC”) pipe in the upper Midwest and Southwest regions of the United States.

Our electric operations, including wholesale power sales, are operated by our wholly owned subsidiary, OTP, and our energy services operation is operated by a separate wholly owned subsidiary of Otter Tail Corporation. All of our other businesses are owned by our wholly owned subsidiary, Varistar Corporation.

Otter Tail Corporation was incorporated in June 2009 under the laws of the State of Minnesota in connection with our holding company reorganization on July 1, 2009. As a result of the reorganization, OTP, which had previously been operated as a division of Otter Tail Corporation, became a wholly owned subsidiary of the new parent holding company named Otter Tail Corporation.

Our executive offices are located at 215 South Cascade Street, P.O. Box 496, Fergus Falls, Minnesota 56538-0496 and 4334 18th Avenue SW, Suite 200, P.O. Box 9156, Fargo, North Dakota 58106-9156. Our telephone number is (866) 410-8780.

The offering

Issuer	Otter Tail Corporation.

Common shares offered	Common shares, par value $5 per share, having an aggregate offering price of up to $75,000,000.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, working capital, capital expenditures, debt repayment and the financing of possible acquisitions. See “Use of proceeds.”

Conflicts of interest	We may use more than 5% of the net proceeds from the sale of our common shares to repay indebtedness under the Otter Tail Corporation line of credit and the OTP line of credit, under which an affiliate of J.P. Morgan is a lender. Accordingly, the offering is being made in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority. See “Conflicts of interest.”

Risk factors	Investing in our common shares involves a high degree of risk. Please see “Risk factors” beginning on page S-3 of this prospectus supplement and the discussion of risk factors contained in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus supplement and the accompanying prospectus, to read about certain factors you should consider before investing in our common shares.

NASDAQ Global Select Market symbol	OTTR

Co-Transfer agent and registrar	Continental Stock Transfer and Trust Company

Risk factors

You should carefully consider the risks and uncertainties described below and any risk factors in our reports to the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to purchase any of the common shares offered hereby.

Risks related to our business

General

Federal and state environmental regulation could require us to incur substantial capital expenditures and increased operating costs.

We are subject to federal, state and local environmental laws and regulations relating to air quality, water quality, waste management, natural resources and health safety. These laws and regulations regulate the modification and operation of existing facilities, the construction and operation of new facilities and the proper storage, handling, cleanup and disposal of hazardous waste and toxic substances. Compliance with these legal requirements requires us to commit significant resources and funds toward environmental monitoring, installation and operation of pollution control equipment, payment of emission fees and securing environmental permits. Obtaining environmental permits can entail significant expense and cause substantial construction delays. Failure to comply with environmental laws and regulations, even if caused by factors beyond our control, may result in civil or criminal liabilities, penalties and fines.

Existing environmental laws or regulations may be revised and new laws or regulations may be adopted or become applicable to us. Revised or additional regulations, which result in increased compliance costs or additional operating restrictions, particularly if those costs are not fully recoverable from customers, could have a material effect on our results of operations.

Volatile financial markets and changes in our debt ratings could restrict our ability to access capital and increase borrowing costs and pension plan and postretirement health care expenses.

We rely on access to both short- and long-term capital markets as a source of liquidity for capital requirements not satisfied by cash flows from operations. If we are unable to access capital at competitive rates, our ability to implement our business plans may be adversely affected. Market disruptions or a downgrade of our credit ratings may increase the cost of borrowing or adversely affect our ability to access one or more financial markets.

Disruptions, uncertainty or volatility in the financial markets can also adversely impact our results of operations, the ability of customers to finance purchases of goods and services, and our financial condition, as well as exert downward pressure on stock prices and/or limit our ability to sustain our current common stock dividend level.

Changes in the U.S. capital markets could also have significant effects on our pension plan. Our pension income or expense is affected by factors including the market performance of the assets in the master pension trust maintained for the pension plan for some of our employees, the weighted average asset allocation and long-term rate of return of our pension plan assets, the discount rate used to determine the service and interest cost components of our net periodic pension cost and assumed rates of increase in our employees’ future compensation. If our pension plan assets do not achieve positive rates of return, or if our estimates and assumed rates are not accurate, our earnings may decrease because net periodic pension costs would rise and we could be required to provide additional funds to cover our obligations to employees under the pension plan.

We made a discretionary contribution to our defined benefit pension plan of $10.0 million in January 2012. We could be required to contribute additional capital to the pension plan in future years if the market value of our pension plan assets significantly declines in the future, plan assets do not earn in line with our long-term rate of return assumptions or relief under the Pension Protection Act is no longer granted.

Any significant impairment of our goodwill would cause a decrease in our asset values and a reduction in our net operating income.

We had approximately $39.4 million of goodwill recorded on our consolidated balance sheet as of December 31, 2011. We have recorded goodwill for businesses in each of our business segments except electric. If we make changes in our business strategy or if market or other conditions adversely affect operations in any of these businesses, we may be forced to record an impairment charge, which would lead to decreased assets and a reduction in net operating performance. Goodwill is tested for impairment annually or whenever events or changes in circumstances indicate impairment may have occurred. If the testing performed indicates that impairment has occurred, we are required to record an impairment charge for the difference between the carrying amount of the goodwill and the implied fair value of the goodwill in the period the determination is made. The testing of goodwill for impairment requires us to make significant estimates about our future performance and cash flows, as well as other assumptions. These estimates can be affected by numerous factors, including changes in economic, industry or market conditions, changes in business operations, future business operating performance, changes in competition or changes in technologies. Any changes in key assumptions, or actual performance compared with key assumptions, about our business and its future prospects or other assumptions could affect the fair value of one or more business segments, which may result in an impairment charge.

A sustained decline in our common stock price below book value or declines in projected operating cash flows at any of our operating companies may result in goodwill impairments that could adversely affect our results of operations and financial position, as well as financing agreement covenants.

The inability of our subsidiaries to provide sufficient earnings and cash flows to allow us to meet our financial obligations and debt covenants and pay dividends to our shareholders could have an adverse effect on the Company.

Otter Tail Corporation is a holding company with no significant operations of its own. The primary source of funds for payment of our financial obligations and dividends to our shareholders is from cash provided by our subsidiary companies. Our ability to meet our financial obligations and pay dividends on our common stock principally depends on the actual and projected earnings, cash flows, capital requirements and general financial position of our subsidiary companies, as well as regulatory factors, financial covenants, general business conditions and other matters. Under our $200 million revolving credit agreement we may not permit the ratio of our Interest-bearing Debt to Total Capitalization to be greater than 0.60 to 1.00. While this restriction is not expected to affect our ability to pay dividends at the current level in the foreseeable future, there is no assurance that adverse financial results would not reduce or eliminate our ability to pay dividends. Our dividend payout ratio has exceeded our earnings in each of the last four years.

Economic conditions could negatively impact our businesses.

Our businesses are affected by local, national and worldwide economic conditions. Tightening of credit in financial markets could adversely affect the ability of customers to finance purchases of our goods and services, resulting in decreased orders, cancelled or deferred orders, slower payment cycles, and increased bad debt and customer bankruptcies. Our businesses may also be adversely affected by decreases in the general level of economic activity, such as decreases in business and consumer spending. A decline in the level of economic activity and uncertainty regarding energy and commodity prices could adversely affect our results of operations and our future growth.

If we are unable to achieve the organic growth we expect, our financial performance may be adversely affected.

We expect much of our growth in the next few years will come from major capital investment at existing companies. To achieve the organic growth we expect, we will have to have access to the capital markets, be successful with capital expansion programs related to organic growth, develop new products and services, expand our markets and increase efficiencies in our businesses. Competitive and economic factors could adversely affect our ability to do this. If we are unable to achieve and sustain consistent organic growth, we will be less likely to meet our revenue growth targets, which, together with any resulting impact on our net income growth, may adversely affect the market price of our common shares.

Our plans to grow and realign our diversified business mix through capital projects, acquisitions and dispositions may not be successful, which could result in poor financial performance.

As part of our business strategy, we intend to increase capital expenditures in our existing businesses and realign our mix of diversified businesses through strategic acquisitions or dispositions. There are risks associated with capital expenditures including not being granted timely or full recovery of rate base additions in our regulated utility business and the inability to recover the cost of capital additions due to an economic downturn, lack of markets for new products, competition from producers of lower cost or alternative products, product defects or loss of customers. We may not be able to identify appropriate acquisition candidates or successfully negotiate, finance or integrate acquisitions. Future acquisitions could involve numerous risks including: difficulties in integrating the operations, services, products and personnel of the acquired business; and the potential loss of key employees, customers and suppliers of the acquired business. If we are unable to successfully manage these risks, we could face reductions in net income in future periods.

We may, from time to time, sell one or more of our nonelectric businesses to provide capital to fund investments in our electric utility business or for other corporate purposes, which could result in the recognition of a loss on the sale of any business sold.

As part of our business strategy, we intend to realign our business portfolio by divesting of some of our nonelectric businesses and building our electric utility’s earnings base in order to lower our overall risk. A loss on the sale of a business would be recognized if a company is sold for less than its book value.

Our plans to grow and operate our nonelectric businesses could be limited by state law.

Our plans to grow and operate our nonelectric businesses could be adversely affected by legislation in one or more states that may attempt to limit the amount or level of diversification permitted in a holding company structure that includes a regulated utility company or affiliated nonelectric companies.

We enter into production and construction contracts, including contracts for new product designs, which could expose us to unforeseen costs and costs not within our control, which may not be recoverable and could adversely affect our results of operations and financial condition.

DMI Industries, Inc. (“DMI”), ShoreMaster, Inc. and our construction companies frequently provide products and services pursuant to fixed-price contracts. Revenues recognized on jobs in progress under fixed-price contracts were $608 million at December 31, 2011 and $491 million at December 31, 2010. Under those contracts, we agree to perform the contract for a fixed price and, as a result, can improve our expected profit by superior contract performance, productivity, worker safety and other factors resulting in cost savings. However, we could incur cost overruns above the approved contract price, which may not be recoverable.

Fixed-price contract prices are established based largely on estimates and assumptions relating to project scope and specifications, personnel and material needs. These estimates and assumptions may prove inaccurate or conditions may change due to factors out of our control, resulting in cost overruns, which we may be required to absorb and that could have a material adverse effect on our business, financial condition and results of our operations. In addition, our profits from these contracts could decrease and we could experience losses if we incur difficulties in performing the contracts or are unable to secure fixed-pricing commitments from our manufacturers, suppliers and subcontractors at the time we enter into fixed-price contracts with our customers.

Significant warranty claims and remediation costs in excess of amounts normally reserved for such items could adversely affect our results of operations and financial condition.

Depending on the specific product or service, we provide certain warranty terms against manufacturing defects and certain materials. We reserve for warranty claims based on industry experience and estimates made by management. For some of our products we have limited history to base our warranty estimate on. Our assumptions could be materially different from any actual claim and could exceed reserve balances.

Expenses associated with remediation activities in the wind energy segment could be substantial. The potential exists for multiple claims based on one defect repeated throughout the production process or for claims where the cost to repair or replace the defective part is highly disproportionate to the original cost of the part. If we are required to cover remediation expenses in addition to our regular warranty coverage, we could be required to accrue additional expenses and experience additional unplanned cash expenditures which could adversely affect our consolidated results of operations and financial condition.

We are subject to risks associated with energy markets.

Our businesses are subject to the risks associated with energy markets, including market supply and increasing energy prices. If we are faced with shortages in market supply, we may be unable to fulfill our contractual obligations to our retail, wholesale and other customers at previously anticipated costs. This could force us to obtain alternative energy or fuel supplies at higher costs or suffer increased liability for unfulfilled contractual obligations. Any significantly higher than expected energy or fuel costs would negatively affect our financial performance.

We are subject to risks and uncertainties related to the timing of recovery of deferred tax assets which could have a negative impact on our net income in future periods.

If taxable income is not generated in future periods in certain tax jurisdictions, the recovery of deferred taxes related to accumulated tax benefits may be delayed and we may be required to record a reserve related to the uncertainty of the timing of recovery of deferred tax assets related to accumulated taxable losses in those tax jurisdictions. This would have a negative impact on the Company’s net income in the period the reserve is recorded.

Certain of our operating companies sell products to consumers that could be subject to recall.

Certain of our operating companies sell products to consumers that could be subject to recall due to product defect or other safety concerns. If such a recall were to occur, it could have a negative impact on our consolidated results of operations and financial position.

A significant failure or an inability to properly bid or perform on projects by our wind energy, construction or manufacturing businesses could lead to adverse financial results and could lead to the possibility of delay or liquidated damages.

The profitability and success of our wind energy, construction or manufacturing companies require us to identify, estimate and timely bid on profitable projects. The quantity and quality of projects up for bids at any time is uncertain. Additionally, once a project is awarded, we must be able to perform within cost estimates that were set when the bid was submitted and accepted. A significant failure or an inability to properly bid or perform on projects could lead to adverse financial results and could lead to the possibility of delay or liquidated damages.

We rely on our information systems to conduct our business, and failure to protect these systems against security breaches could adversely affect our business and results of operations. Additionally, if these systems fail or become unavailable for any significant period of time, our business could be harmed.

The efficient operation of our business is dependent on computer hardware and software systems. Information systems are vulnerable to security breach by computer hackers and cyber terrorists. We rely on industry accepted security measures and technology to securely maintain confidential and proprietary information maintained on our information systems. However, these measures and technology may not adequately prevent security breaches. In addition, the unavailability of the information systems or failure of these systems to perform as anticipated for any reason could disrupt our business and could result in decreased performance and increased overhead costs, causing our business and results of operations to suffer. Any significant interruption or failure of our information systems or any significant breach of security could adversely affect our business and results of operations.

Electric

We may experience fluctuations in revenues and expenses related to our electric operations, which may cause our financial results to fluctuate and could impair our ability to make distributions to shareholders or scheduled payments on our debt obligations.

A number of factors, many of which are beyond our control, may contribute to fluctuations in our revenues and expenses from electric operations, causing our net income to fluctuate from period to period. These risks include fluctuations in the volume and price of sales of electricity to customers or other utilities, which may be affected by factors such as mergers and acquisitions of other utilities, geographic location of other utilities, transmission costs (including increased costs related to operations of regional transmission organizations), changes in the manner in which wholesale power is sold and purchased, unplanned interruptions at OTP’s generating plants, the effects of regulation and legislation, demographic changes in OTP’s customer base and changes in OTP’s customer demand or load growth. Electric wholesale margins have been significantly and adversely affected by increased efficiencies in the MISO market. Electric wholesale trading margins could also be adversely affected by losses due to trading activities. Other risks include weather conditions or changes in weather patterns (including severe weather that could result in damage to OTP’s assets), fuel and purchased power costs and the rate of economic growth or decline in OTP’s service areas. A decrease in revenues or an increase in expenses related to our electric operations may reduce the amount of funds available for our existing and future businesses, which could result in increased financing requirements, impair our ability to make expected distributions to shareholders or impair our ability to make scheduled payments on our debt obligations.

Actions by the regulators of our electric operations could result in rate reductions, lower revenues and earnings or delays in recovering capital expenditures.

We are subject to federal and state legislation, government regulations and regulatory actions that may have a negative impact on our business and results of operations. The electric rates that OTP is allowed to charge for its electric services are one of the most important items influencing our financial position, results of operations and liquidity. The rates that OTP charges its electric customers are subject to review and determination by state public utility commissions in Minnesota, North Dakota and South Dakota. OTP is also regulated by the Federal Energy Regulatory Commission. An adverse decision by one or more regulatory commissions concerning the level or method of determining electric utility rates, the authorized returns on equity, implementation of enforceable federal reliability standards or other regulatory matters, permitted business activities (such as ownership or operation of nonelectric businesses) or any prolonged delay in rendering a decision in a rate or other proceeding (including with respect to the recovery of capital expenditures in rates) could result in lower revenues and net income.

Depending on the outcome of the challenges at the 7th Circuit U.S. Court of Appeals, OTP could be required to absorb a disproportionate share of costs for transmission investments if the MISO Multi-Value Project cost allocation changes. These costs may not be recoverable through a transmission tariff and could result in reduced returns on invested capital and/or increased rates to OTP’s retail electric customers.

OTP’s electric generating facilities are subject to operational risks that could result in unscheduled plant outages, unanticipated operation and maintenance expenses and increased power purchase costs.

Operation of electric generating facilities involves risks which can adversely affect energy output and efficiency levels. Most of OTP’s generating capacity is coal-fired. OTP relies on a limited number of suppliers of coal, making it vulnerable to increased prices for fuel as existing contracts expire or in the event of unanticipated interruptions in fuel supply. OTP is a captive rail shipper of the BNSF Railway for shipments of coal to its Big Stone and Hoot Lake plants, making it vulnerable to increased prices for coal transportation from a sole supplier. Higher fuel prices result in higher electric rates for OTP’s retail customers through fuel clause adjustments and could make it less competitive in wholesale electric markets. Operational risks also include facility shutdowns due to breakdown or failure of equipment or processes, labor disputes, operator error and catastrophic events such as fires, explosions, floods, intentional acts of destruction or other similar occurrences affecting OTP’s electric generating facilities. The loss of a major generating facility would require OTP to find other sources of supply, if available, and expose it to higher purchased power costs.

Changes to regulation of generating plant emissions, including but not limited to carbon dioxide (“CO2”) emissions, could affect our operating costs and the costs of supplying electricity to our customers.

Existing or new laws or regulations passed or issued by federal or state authorities addressing climate change or reductions of greenhouse gas emissions, such as mandated levels of renewable generation, mandatory reductions in CO2 emission levels, taxes on CO2 emissions or cap and trade regimes, could require us to incur significant new costs, which could negatively impact our net income, financial position and operating cash flows if such costs cannot be recovered through rates granted by ratemaking authorities in the states where OTP provides service or through increased market prices for electricity. Debate continues in Congress on the direction and scope of U.S. policy on climate change and regulation of greenhouse gases (“GHGs”). Congress has considered but has not adopted GHG legislation which would require a reduction in GHG emissions and there is no legislation under active consideration at this time. The likelihood of any federal mandatory CO2 emissions reduction program being adopted by Congress in the near future, and the specific requirements of any such program, are uncertain. The Environmental Protection Agency (“EPA”) has begun to regulate GHG emissions under its “endangerment” finding. The EPA has adopted its first GHG emission control rules for motor vehicles and new source review of stationary sources of GHGs, which became applicable to motor vehicles and stationary sources, respectively, on January 2, 2011. The EPA has proposed standards of performance for CO2 emissions from certain new fossil fuel-fired power plants and is expected to adopt similar standards for refineries and existing power plants. Specific requirements of regulation under the Clean Air Act’s various programs, and thus their impact on OTP, are uncertain at this time.

Wind energy

Competition from foreign and domestic manufacturers, cost management in a fixed price contract project environment, fluctuations in foreign currency exchange rates and general economic conditions could affect the revenues and earnings of our wind energy segment.

Our wind energy segment is subject to risks associated with competition from foreign and domestic manufacturers, some of whom have greater distribution capabilities, greater capital resources and other capabilities that may place downward pressure on margins and profitability. Our wind tower manufacturer operates in a fixed price project environment where balancing workload to costs can create variation in margins that may not be recoverable from customers. If DMI is not able to recover cost increases from its customers, it could have a negative effect on profit margins and income from our wind energy segment.

Prolonged periods of low utilization of DMI’s wind tower production plants, due to a continuing softening of demand for its product, could cause DMI to idle certain facilities. In the fourth quarter 2011, we idled our wind tower production plant in Fort Erie, Ontario. Should this softened demand for wind towers continue, these events may result in impairment charges on certain of DMI’s facilities if future cash flow estimates, based on information available to management at the time, indicate that the plants carrying values may not be recoverable or, if any plant assets are sold below their carrying values, significant losses may be incurred.

The U.S. wind industry is reliant on tax and other economic incentives and political and governmental policies. A significant change in these incentives and policies could negatively impact our results of operations and growth.

Our wind tower manufacturing business is focused on supplying towers to wind turbine manufacturers and owners and operators of wind energy generation facilities. The wind industry is dependent on federal tax incentives and state renewable portfolio standards and may not be economically viable absent such incentives.

The federal government provides economic incentives to the owners of wind energy facilities, including a federal production tax credit, an investment tax credit and a cash grant equal in value to the investment tax credit. These programs provide material incentives to develop wind energy generation facilities and thereby impact the demand for our manufactured products and services. The Federal Production Tax Credit is currently scheduled to expire on December 31, 2012. The failure of Congress to extend or renew these incentives beyond their current expiration dates could significantly delay the development of wind energy generation facilities and the demand for wind turbines, towers, gearing and related components. We cannot assure that any extension or renewal of the production tax credit, investment tax credit or cash grant program will be enacted prior to its expiration or, if allowed to expire, that any extension or renewal enacted thereafter would be enacted with retroactive effect. Any delay or failure to extend or renew the federal production tax credit, investment tax credit or cash grant program in the future could have a material adverse impact on our business, results of operations and future financial performance.

State renewable energy portfolio standards generally require or encourage state-regulated electric utilities to supply a certain proportion of electricity from renewable energy sources or devote a certain portion of their plant capacity to renewable energy generation. Currently, the majority of states and the District of Columbia have renewable energy portfolio standards in place and certain other states have voluntary utility commitments to supply a specific percentage of their electricity from renewable sources. Any changes to existing renewable energy portfolio standards, the enactment of renewable energy portfolio standards in additional states, or the enactment of a federal renewable energy portfolio may impact the demand for our products. We cannot assure you that government support for renewable energy will continue. The elimination of, or reduction in, state or federal government policies that support renewable energy could have a material adverse impact on our business, results of operations and future financial performance.

We are substantially dependent on a few significant customers in our wind tower manufacturing business.

The wind turbine market in the United States is concentrated, with eight manufacturers controlling in excess of 97% of the market. In addition, the majority of revenues in our wind tower manufacturing business have been highly concentrated with a limited number of customers. These customers were adversely affected by the downturn in the economy and we have seen, and may continue to see, a decrease in order volume from such customers. Among other things, contractual disputes could lead to an overall decrease in such customer’s demand for our products and services, difficulty in collecting amounts due for such products or services, or difficulty in collecting amounts due to one or more of our subsidiaries that are not related to the dispute. A material change in payment terms for accounts receivable of a significant customer could have a material adverse effect on our short-term cash flows. We could also experience a reduction in demand if any of our customers determine to become more vertically integrated and produce our products internally. If our relationship with any of our significant customers should change materially, it could be difficult for us to immediately and profitably replace lost sales in a market with such concentration, which would materially adversely affect our results.

Manufacturing

Competition from foreign and domestic manufacturers, the price and availability of raw materials and general economic conditions could affect the revenues and earnings of our manufacturing businesses.

Our manufacturing businesses are subject to intense risks associated with competition from foreign and domestic manufacturers, many of whom have broader product lines, greater distribution capabilities, greater capital resources, larger marketing, research and development staffs and facilities and other capabilities that may place downward pressure on margins and profitability. The companies in our manufacturing segment use a variety of raw materials in the products they manufacture, including steel, lumber, concrete, aluminum and resin. Costs for these items have increased significantly and may continue to increase. If our manufacturing businesses are not able to pass on cost increases to their customers, it could have a negative effect on profit margins in our manufacturing segment.

Each of our manufacturing companies has significant customers and concentrated sales to such customers. If our relationships with significant customers should change materially, it would be difficult to immediately and profitably replace lost sales.

Plastics

Our plastics operations are highly dependent on a limited number of vendors for PVC resin and a limited supply of PVC resin. The loss of a key vendor, or any interruption or delay in the supply of PVC resin, could result in reduced sales or increased costs for our plastics business.

We rely on a limited number of vendors to supply the PVC resin used in our plastics business. Two vendors accounted for approximately 97% of our total purchases of PVC resin in 2011 and approximately 98% of our total purchases of PVC resin in 2010. In addition, the supply of PVC resin may be limited primarily due to manufacturing capacity and the limited availability of raw material components. A majority of U.S. resin production plants are located in the Gulf Coast region, which may increase the risk of a shortage of resin in the event of a hurricane or other natural disaster in that region. The loss of a key vendor or any interruption or delay in the availability or supply of PVC resin could disrupt our ability to deliver our plastic products, cause customers to cancel orders or require us to incur additional expenses to obtain PVC resin from alternative sources, if such sources are available.

We compete against a large number of other manufacturers of PVC pipe and manufacturers of alternative products. Customers may not distinguish our products from those of our competitors.

The plastic pipe industry is fragmented and competitive due to the number of producers and the fungible nature of the product. We compete not only against other PVC pipe manufacturers, but also against ductile iron, steel, concrete and clay pipe manufacturers. Due to shipping costs, competition is usually regional instead of national in scope, and the principal areas of competition are a combination of price, service, warranty, and product performance. Our inability to compete effectively in each of these areas and to distinguish our plastic pipe products from competing products may adversely affect the financial performance of our plastics business.

Reductions in PVC resin prices can negatively affect our plastics business.

The PVC pipe industry is highly sensitive to commodity raw material pricing volatility. Historically, when resin prices are rising or stable, margins and sales volume have been higher and when resin prices are falling, sales volumes and margins have been lower. Reductions in PVC resin prices could negatively affect PVC pipe prices, profit margins on PVC pipe sales and the value of our finished goods inventory.

Risks related to our common shares and this offering

There may be future sales or other dilution of our common shares, which may adversely affect the market price of our common shares.

We may issue common shares having an aggregate offering price of up to $75,000,000 in connection with the distributions contemplated by this prospectus supplement. In addition, we are not restricted from issuing additional common shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares or any substantially similar securities. The market price of our common shares could decline as a result of sales of a large number of common shares in the market after this offering or the perception that such sales could occur.

Our board of directors has the power to issue series of cumulative preferred shares and cumulative preference shares and to designate the rights and preferences of those series, which could adversely affect the voting, dividend, liquidation and other rights of holders of our common shares.

Under our articles of incorporation, our board of directors has the power to issue series of cumulative preferred shares and cumulative preference shares and to designate the rights and preferences of those series. Therefore, our board of directors may designate a new series of cumulative preferred shares or cumulative preference shares with the rights, preferences and privileges that the board of directors deems appropriate, including special dividend, liquidation and voting rights. The creation and designation of a new series of cumulative preferred shares or cumulative preference shares could adversely affect the voting, dividend, liquidation and other rights of holders of our common shares and, possibly, any other class or series of stock that is then in existence.

The market price of our common shares may be volatile.

The market price of our common shares may fluctuate significantly in response to a number of factors, some of which may be beyond our control. These factors include the perceived prospects and actual operating results of our electric and nonelectric businesses; changes in estimates of our operating results by analysts, investors or our company; our actual operating results relative to such estimates or expectations; actions or announcements by us or our competitors; litigation and judicial decisions; legislative or regulatory actions; and changes in general economic or market conditions. In addition, the stock market in general has from time to time experienced extreme price and volume fluctuations. These market fluctuations could reduce the market price of our common shares for reasons unrelated to our operating performance.

Our charter documents and Minnesota law contain provisions that could delay or prevent an acquisition of the corporation, which could inhibit your ability to receive a premium on your investment from a possible sale of the corporation.

Our charter documents contain provisions that may discourage third parties from seeking to acquire the corporation. These provisions and specific provisions of Minnesota law relating to business combinations with interested shareholders may have the effect of delaying, deterring or preventing a merger or change in control of the corporation. Some of these provisions may discourage a future acquisition of the corporation even if shareholders would receive an attractive value for their shares or if a significant number of our shareholders believed such a proposed transaction to be in their best interests. As a result, shareholders who desire to participate in such a transaction may not have the opportunity to do so.

The payment of future dividends on our common shares will be subject to the discretion of our board of directors.

We have historically paid quarterly dividends on our common shares. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our earnings, financial condition, results of operations, capital requirements, regulatory restrictions, contractual restrictions and other factors that our board of directors may deem relevant.

Use of proceeds

We intend to use the net proceeds from the sale of our common shares pursuant to the distribution agreement for general corporate purposes, which may include, among other things, working capital, capital expenditures, debt repayment and the financing of possible acquisitions. Pending application of the net proceeds as described above, we intend to invest the proceeds in highly liquid, investment-grade securities and money market funds.

Price range of common shares and dividends

The following table shows the high and low intraday sales prices for our common shares as reported on the NASDAQ Global Select Market and the cash dividends per share paid for the periods indicated. Our common shares are traded on the NASDAQ Global Select Market under the symbol “OTTR.”

	High	Low	Quarterly cash dividends paid

Fiscal Year 2010
First Quarter	$25.39	$19.70	0.2975
Second Quarter	23.10	18.46	0.2975
Third Quarter	21.19	18.24	0.2975
Fourth Quarter	23.33	20.03	0.2975

Fiscal Year 2011
First Quarter	$23.43	$21.01	0.2975
Second Quarter	23.48	20.54	0.2975
Third Quarter	22.07	18.28	0.2975
Fourth Quarter	22.28	17.53	0.2975

Fiscal Year 2012
First Quarter	$22.57	$20.70	0.2975
Second Quarter (through May 11, 2012)	22.24	21.09	0.2975

On May 11, 2012, the last reported sale price of common shares on the NASDAQ Global Select Market was $21.51 per share. As of May 10, 2012, there were approximately 14,684 registered holders of record of our common shares.

We have paid dividends on our common shares each quarter since 1938 without interruption or reduction. We presently intend to pay quarterly cash dividends, subject to our earnings and financial condition, regulatory requirements and such other factors as our Board of Directors may deem relevant.

Through our Automatic Dividend Reinvestment and Share Purchase Plan, we offer our common and preferred shareholders, residents of the States of Arizona, Florida, Minnesota, North Dakota, South Dakota and Texas (“qualifying residents”), and retail customers of OTP (“utility customers”) the opportunity to purchase our common shares without paying any brokerage fees or service charges. Qualifying residents and utility customers who are not currently our shareholders can purchase common shares and thereafter participate in this plan by enrolling with a minimum initial investment of $250 (for qualifying residents) or $100 (for utility customers). Individuals who are not our shareholders, qualifying residents or utility customers may participate in the plan only after becoming a shareholder of record by purchasing common or preferred shares through an independent broker. Under this plan, our current common and preferred shareholders can purchase additional common shares by reinvesting all or a portion of their dividends and/or by making optional cash payments of a minimum of $10 and a maximum of $10,000 per month. At May 11, 2012, approximately 82% of eligible common shareholders holding approximately 41% of our eligible common shares participated in the dividend reinvestment portion of this plan.

Material U.S. federal tax considerations for

non-U.S. holders of common shares

The following is a general discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common shares by a beneficial owner that is a “Non-U.S. Holder.” Except as otherwise modified for U.S. federal estate tax purposes, a Non-U.S. Holder is a person or entity that, for U.S. federal income tax purposes, is not any of the following:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S federal income tax purposes regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

Special rules may apply to certain Non-U.S. Holders such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid federal income tax, a Non-U.S. Holder that owns, or has owned, actually or constructively, more than 5% of our common shares, or, in certain circumstances, individuals who are U.S. expatriates. These special rules are not addressed in the following summary.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds our common shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our common shares and partners in such partnerships are urged to consult their own tax advisers regarding the particular U.S. federal income tax consequences of holding and disposing of our common shares.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, any of which may be changed subsequent to the date of this prospectus supplement, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those discussed below. This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to Non-U.S. Holders in light of their particular circumstances. It does not address any tax consequences arising under U.S. federal gift tax laws or under the laws of any state, local or foreign jurisdiction and is limited to Non-U.S. Holders that hold our common shares as a capital asset within the meaning of Section 1221 of the Code.

Prospective holders are urged to consult their own tax advisers with respect to the particular tax consequences to them of owning and disposing of our common shares, including the consequences under the laws of any state, local or foreign jurisdiction.

Dividends

In general, any distribution we make to a Non-U.S. Holder with respect to our common shares that constitutes a dividend for U.S. federal income tax purposes will be subject to withholding tax at a rate of 30% of the gross amount, unless the Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and the Non-U.S. Holder provides certification of its eligibility for such reduced rate on a properly completed Internal Revenue Service (“IRS”) Form W-8BEN. A Non-U.S. Holder that is eligible for a reduced rate of withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for refund with the IRS. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated as reducing the Non-U.S. Holder’s adjusted basis in our common shares for U.S. federal income tax purposes and, to the extent it exceeds such holder’s adjusted basis, as gain from the sale or exchange of such shares.

If a Non-U.S. Holder is engaged in a trade or business in the United States, and if dividends paid to the Non-U.S. Holder are effectively connected with the conduct of this trade or business (and, if an applicable income tax treaty provides, such dividend is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will not be subject to the withholding tax discussed above but instead will generally be taxed in the same manner as a U.S. person. A Non-U.S. Holder must satisfy certain certification requirements for its effectively connected dividends to be exempt from the withholding tax, which include delivering a properly executed IRS Form W-8ECI or W-8BEN to claim an exemption from the withholding tax to the withholding agent. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate if applicable).

Gain on disposition of common shares

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on the gain realized on a sale or other disposition of our common shares unless:

•

the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States and, if an applicable income tax treaty provides, such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States;

•	the Non-U.S. Holder is present in the U.S. for 183 days or more during the taxable year of the disposition and meets certain other conditions; or

•

Otter Tail Corporation is or has been a “U.S. real property holding corporation,” as defined in the Code, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter.

If the gain is described in the first bullet point above, the Non-U.S. Holder will generally be taxed in the same manner as a U.S. person on the net gain from the disposition of the common shares. Non-U.S. Holders whose gain from dispositions of our common shares may be effectively connected with a trade or business in the United States are urged to consult their own tax advisers with respect to the U.S. federal income tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax in the case of a corporate Non-U.S. Holder. If the gain is described in the second bullet point above, the

Non-U.S. Holder will generally be taxed at a flat rate of 30% (or a lower treaty rate if applicable) on their gains derived from the sale or other disposition, which may be offset by U.S.-source losses from sales or exchanges of other capital assets recognized during the year.

With respect to the third bullet point, Otter Tail Corporation believes that it is not, and does not anticipate becoming, a U.S. real property holding corporation. However, if Otter Tail Corporation were to become a U.S. real property holding corporation, any gain recognized on a disposition of our common shares by a Non-U.S. Holder that did not own (actually or constructively) more than 5% of our common shares at any time during the shorter of the period such U.S. Holder held the shares or the five-year period ending on the date of disposition would not be subject to U.S. federal income tax, provided that our common stock is “regularly traded on an established securities market” (within the meaning of Section 897(c) of the Code).

Information reporting requirements and backup withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our common shares. Copies of such information returns may also be made available to the tax authorities of the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty. In order to avoid backup withholding on dividend payments or on the proceeds from a sale or other disposition of our common shares, a Non-U.S. Holder must comply with certain certification procedures to establish that it is not a U.S. person. The certification procedures required to claim a reduced rate of withholding under a treaty (as described above) will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Withholdable payments to foreign financial entities and certain other foreign entities

Under recently enacted legislation, a 30% withholding tax would be imposed on certain payments that are made after December 31, 2012 (subject to a limited transition rule) to certain foreign financial institutions, investment funds and certain other non-U.S. persons that fail to comply with information reporting requirements in respect of their direct and indirect U.S. shareholders and/or U.S. accountholders. Such payments would include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. IRS transition relief delays withholding on dividends to dividends paid on or after January 1, 2014 and on gross proceeds from the sale or other disposition of common shares to amounts paid on or after January 1, 2015.

Federal estate tax

The estate of an individual Non-U.S. Holder who is not a U.S. resident (as defined for U.S. federal estate tax purposes) will be subject to U.S. federal estate tax on common shares beneficially owned by the Non-U.S. Holder at his or her death, unless an applicable estate tax treaty provides otherwise. Estates of such Non-U.S. Holders are generally allowed a statutory credit that has the effect of offsetting the U.S. federal estate tax imposed on the first $60,000 of the taxable estate.

Plan of distribution

We have entered into a distribution agreement with J.P. Morgan under which we may issue and sell from time to time common shares having an aggregate offering price of up to $75,000,000 through J.P. Morgan as our distribution agent. Sales of our common shares, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Global Select Market at market prices. As agent, J.P. Morgan will not engage in any transactions that stabilize our common shares.

J.P. Morgan will offer our common shares subject to the terms and conditions of the distribution agreement on a daily basis or as otherwise agreed upon by us and J.P. Morgan. We will designate the maximum amount of our common shares to be sold through J.P. Morgan on a daily basis or otherwise determine such maximum amount together with J.P. Morgan. Subject to the terms and conditions of the distribution agreement, J.P. Morgan will use its commercially reasonable efforts as the distribution agent to sell on our behalf all of the designated common shares. We may instruct J.P. Morgan not to sell our common shares if the sales cannot be effected at or above the price designated by us in any such instruction. J.P. Morgan will not be obligated to use reasonable efforts to sell shares at any price below the designated price. We or J.P. Morgan may suspend the offering of our common shares under the distribution agreement upon proper notice and subject to other conditions.

J.P. Morgan will receive from us a commission equal to 2% of the gross sales price per share for any shares sold through it as our distribution agent under the distribution agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares. We have agreed to pay for certain of J.P. Morgan’s expenses in certain circumstances and J.P. Morgan has agreed to reimburse us for certain of our out-of-pocket expenses in certain circumstances.

J.P. Morgan will provide written confirmation to us following the close of trading on the NASDAQ Global Select Market each day on which our common shares are sold by it for us under the distribution agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share and the net proceeds to us.

Settlement for sales of our common shares will occur, unless the parties agree otherwise, on the third business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the distribution agreement, we also may sell common shares to J.P. Morgan as principal for its own account, at a price agreed upon at the time of sale. If we sell shares to J.P. Morgan as principal, we will enter into a separate terms agreement with J.P. Morgan, and we will describe such agreement in a separate prospectus supplement or pricing supplement.

We will report in a prospectus supplement and/or our filings under the Exchange Act at least quarterly the number of common shares sold through J.P. Morgan under the distribution agreement, the net proceeds to us and the compensation paid by us to J.P. Morgan in connection with the sales of our common shares.

In connection with the sale of common shares on our behalf, J.P. Morgan may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the compensation paid to J.P. Morgan may be deemed to be underwriting commissions or discounts. We have agreed in the distribution agreement to provide indemnification and contribution to J.P. Morgan against certain civil liabilities, including liabilities under the Securities Act.

J.P. Morgan and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received or may in the future receive, customary fees and commissions for these transactions. An affiliate of J.P. Morgan is a lender under the Otter Tail Corporation line of credit and the OTP line of credit. Such affiliate may receive a portion of the proceeds from the sale of our common shares hereunder in the event that such proceeds are used to repay our loans under the Otter Tail Corporation line of credit and the OTP line of credit.

If either J.P. Morgan or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of our common shares under the distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of J.P. Morgan and us.

The offering of our common shares pursuant to the distribution agreement will terminate upon the earlier of (i) the sale of all common shares subject to the distribution agreement or (ii) the termination of the distribution agreement by us or by J.P. Morgan.

We estimate that the total expenses of the offering payable by us, excluding discounts and commissions payable to J.P. Morgan under the distribution agreement, will be approximately $150,000.

Conflicts of interest

We may use more than 5% of the net proceeds from the sale of our common shares to repay indebtedness under the Otter Tail Corporation line of credit and the OTP line of credit, under which an affiliate of J.P. Morgan is a lender. Accordingly, the offering is being made in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority’s conduct rules. In accordance with Rule 5121, if J.P. Morgan receives more than 5% of the net proceeds from this offering, it will not sell our common shares to a discretionary account without receiving the written approval from the account holder.

Legal matters

The validity of the common shares offered hereby will be passed upon for us by Dorsey & Whitney LLP, Minneapolis, Minnesota. Certain legal matters in connection with this offering will be passed upon for J.P. Morgan by Davis Polk  & Wardwell LLP, New York, New York.

Experts

The consolidated financial statements, incorporated in this prospectus supplement and the accompanying prospectus by reference from Otter Tail Corporation’s Annual Report on Form 10-K, and the effectiveness of Otter Tail Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Common Shares

Cumulative Preferred Shares

Depositary Shares

Debt Securities

Securities Warrants

Units

We may offer for sale, from time to time, either separately or together in any combination, the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you invest.

We may offer and sell these securities directly or to or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution including names of any underwriters, agents or dealers.

This prospectus may not be used to carry out sales of securities unless accompanied by a prospectus supplement.

Our common shares are traded on the NASDAQ Global Select Market under the symbol “OTTR.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 11, 2012.

All references in this prospectus to “Otter Tail,” “we,” “us,” “our,” “our company” and “the corporation” are to Otter Tail Corporation including our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (“Securities Act”). Under this shelf registration, we may sell any of the securities described in this prospectus. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC web site at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you invest.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on its front cover.

Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and any risk factors in any accompanying prospectus supplement and in our reports to the SEC incorporated by reference into this prospectus, as well as the other information included or incorporated by reference in this prospectus and any accompanying prospectus supplement, before deciding whether to purchase any securities we may offer.

Risks Related to our Business

General

Federal and state environmental regulation could require us to incur substantial capital expenditures and increased operating costs.

We are subject to federal, state and local environmental laws and regulations relating to air quality, water quality, waste management, natural resources and health safety. These laws and regulations regulate the modification and operation of existing facilities, the construction and operation of new facilities and the proper storage, handling, cleanup and disposal of hazardous waste and toxic substances. Compliance with these legal requirements requires us to commit significant resources and funds toward environmental monitoring, installation and operation of pollution control equipment, payment of emission fees and securing environmental permits. Obtaining environmental permits can entail significant expense and cause substantial construction delays. Failure to comply with environmental laws and regulations, even if caused by factors beyond our control, may result in civil or criminal liabilities, penalties and fines.

Existing environmental laws or regulations may be revised and new laws or regulations may be adopted or become applicable to us. Revised or additional regulations, which result in increased compliance costs or additional operating restrictions, particularly if those costs are not fully recoverable from customers, could have a material effect on our results of operations.

Volatile financial markets and changes in our debt ratings could restrict our ability to access capital and increase borrowing costs and pension plan and postretirement health care expenses.

We rely on access to both short- and long-term capital markets as a source of liquidity for capital requirements not satisfied by cash flows from operations. If we are unable to access capital at competitive rates, our ability to implement our business plans may be adversely affected. Market disruptions or a downgrade of our credit ratings may increase the cost of borrowing or adversely affect our ability to access one or more financial markets.

Disruptions, uncertainty or volatility in the financial markets can also adversely impact our results of operations, the ability of customers to finance purchases of goods and services, and our financial condition, as well as exert downward pressure on stock prices and/or limit our ability to sustain our current common stock dividend level.

Changes in the U.S. capital markets could also have significant effects on our pension plan. Our pension income or expense is affected by factors including the market performance of the assets in the master pension trust maintained for the pension plan for some of our employees, the weighted average asset allocation and long-term rate of return of our pension plan assets, the discount rate used to determine the service and interest cost components of our net periodic pension cost and assumed rates of increase in our employees’ future compensation. If our pension plan assets do not achieve positive rates of return, or if our estimates and assumed rates are not accurate, our earnings may decrease because net periodic pension costs would rise and we could be required to provide additional funds to cover our obligations to employees under the pension plan.

We made a discretionary contribution to our defined benefit pension plan of $10.0 million in January 2012. We could be required to contribute additional capital to the pension plan in future years if the market value of our pension plan assets significantly declines in the future, plan assets do not earn in line with our long-term rate of return assumptions or relief under the Pension Protection Act is no longer granted.

Any significant impairment of our goodwill would cause a decrease in our asset values and a reduction in our net operating income.

We had approximately $39.4 million of goodwill recorded on our consolidated balance sheet as of December 31, 2011. We have recorded goodwill for businesses in each of our business segments except electric. If we make changes in our business strategy or if market or other conditions adversely affect operations in any of these businesses, we may be forced to record an impairment charge, which would lead to decreased assets and a reduction in net operating performance. Goodwill is tested for impairment annually or whenever events or changes in circumstances indicate impairment may have occurred. If the testing performed indicates that impairment has occurred, we are required to record an impairment charge for the difference between the carrying amount of the goodwill and the implied fair value of the goodwill in the period the determination is made. The testing of goodwill for impairment requires us to make significant estimates about our future performance and cash flows, as well as other assumptions. These estimates can be affected by numerous factors, including changes in economic, industry or market conditions, changes in business operations, future business operating performance, changes in competition or changes in technologies. Any changes in key assumptions, or actual performance compared with key assumptions, about our business and its future prospects or other assumptions could affect the fair value of one or more business segments, which may result in an impairment charge.

A sustained decline in our common stock price below book value or declines in projected operating cash flows at any of our operating companies may result in goodwill impairments that could adversely affect our results of operations and financial position, as well as financing agreement covenants.

The inability of our subsidiaries to provide sufficient earnings and cash flows to allow us to meet our financial obligations and debt covenants and pay dividends to our shareholders could have an adverse effect on the Company.

Otter Tail Corporation is a holding company with no significant operations of its own. The primary source of funds for payment of our financial obligations and dividends to our shareholders is from cash provided by our subsidiary companies. Our ability to meet our financial obligations and pay dividends on our common stock principally depends on the actual and projected earnings, cash flows, capital requirements and general financial position of our subsidiary companies, as well as regulatory factors, financial covenants, general business conditions and other matters. Under our $200 million revolving credit agreement we may not permit the ratio of our Interest-bearing Debt to Total Capitalization to be greater than 0.60 to 1.00. While this restriction is not expected to affect our ability to pay dividends at the current level in the foreseeable future, there is no assurance that adverse financial results would not reduce or eliminate our ability to pay dividends. Our dividend payout ratio has exceeded our earnings in each of the last four years.

Economic conditions could negatively impact our businesses.

Our businesses are affected by local, national and worldwide economic conditions. Tightening of credit in financial markets could adversely affect the ability of customers to finance purchases of our goods and services, resulting in decreased orders, cancelled or deferred orders, slower payment cycles, and increased bad debt and customer bankruptcies. Our businesses may also be adversely affected by decreases in the general level of economic activity, such as decreases in business and consumer spending. A decline in the level of economic activity and uncertainty regarding energy and commodity prices could adversely affect our results of operations and our future growth.

If we are unable to achieve the organic growth we expect, our financial performance may be adversely affected.

We expect much of our growth in the next few years will come from major capital investment at existing companies. To achieve the organic growth we expect, we will have to have access to the capital markets, be successful with capital expansion programs related to organic growth, develop new products and services, expand our markets and increase efficiencies in our businesses. Competitive and economic factors could adversely affect our ability to do this. If we are unable to achieve and sustain consistent organic growth, we will be less likely to meet our revenue growth targets, which, together with any resulting impact on our net income growth, may adversely affect the market price of our common shares.

Our plans to grow and realign our diversified business mix through capital projects, acquisitions and dispositions may not be successful, which could result in poor financial performance.

As part of our business strategy, we intend to increase capital expenditures in our existing businesses and realign our mix of diversified businesses through strategic acquisitions or dispositions. There are risks associated with capital expenditures including not being granted timely or full recovery of rate base additions in our regulated utility business and the inability to recover the cost of capital additions due to an economic downturn, lack of markets for new products, competition from producers of lower cost or alternative products, product defects or loss of customers. We may not be able to identify appropriate acquisition candidates or successfully negotiate, finance or integrate acquisitions. Future acquisitions could involve numerous risks including: difficulties in integrating the operations, services, products and personnel of the acquired business; and the potential loss of key employees, customers and suppliers of the acquired business. If we are unable to successfully manage these risks, we could face reductions in net income in future periods.

We may, from time to time, sell one or more of our nonelectric businesses to provide capital to fund investments in our electric utility business or for other corporate purposes, which could result in the recognition of a loss on the sale of any business sold.

As part of our business strategy, we intend to realign our business portfolio by divesting of some of our nonelectric businesses and building our electric utility’s earnings base in order to lower our overall risk. A loss on the sale of a business would be recognized if a company is sold for less than its book value.

Our plans to grow and operate our nonelectric businesses could be limited by state law.

Our plans to grow and operate our nonelectric businesses could be adversely affected by legislation in one or more states that may attempt to limit the amount or level of diversification permitted in a holding company structure that includes a regulated utility company or affiliated nonelectric companies.

We enter into production and construction contracts, including contracts for new product designs, which could expose us to unforeseen costs and costs not within our control, which may not be recoverable and could adversely affect our results of operations and financial condition.

DMI Industries, Inc. (“DMI”), ShoreMaster, Inc. and our construction companies frequently provide products and services pursuant to fixed-price contracts. Revenues recognized on jobs in progress under fixed-price contracts were $608 million at December 31, 2011 and $491 million at December 31, 2010. Under those contracts, we agree to perform the contract for a fixed price and, as a result, can improve our expected profit by superior contract performance, productivity, worker safety and other factors resulting in cost savings. However, we could incur cost overruns above the approved contract price, which may not be recoverable.

Fixed-price contract prices are established based largely on estimates and assumptions relating to project scope and specifications, personnel and material needs. These estimates and assumptions may prove inaccurate or conditions may change due to factors out of our control, resulting in cost overruns, which we may be required to absorb and that could have a material adverse effect on our business, financial condition and results of our operations. In addition, our profits from these contracts could decrease and we could experience losses if we incur difficulties in performing the contracts or are unable to secure fixed-pricing commitments from our manufacturers, suppliers and subcontractors at the time we enter into fixed-price contracts with our customers.

Significant warranty claims and remediation costs in excess of amounts normally reserved for such items could adversely affect our results of operations and financial condition.

Depending on the specific product or service, we provide certain warranty terms against manufacturing defects and certain materials. We reserve for warranty claims based on industry experience and estimates made by management. For some of our products we have limited history to base our warranty estimate on. Our assumptions could be materially different from any actual claim and could exceed reserve balances.

Expenses associated with remediation activities in the wind energy segment could be substantial. The potential exists for multiple claims based on one defect repeated throughout the production process or for claims where the cost to repair or replace the defective part is highly disproportionate to the original cost of the part. If we are required to cover remediation expenses in addition to our regular warranty coverage, we could be required to accrue additional expenses and experience additional unplanned cash expenditures which could adversely affect our consolidated results of operations and financial condition.

We are subject to risks associated with energy markets.

Our businesses are subject to the risks associated with energy markets, including market supply and increasing energy prices. If we are faced with shortages in market supply, we may be unable to fulfill our contractual obligations to our retail, wholesale and other customers at previously anticipated costs. This could force us to obtain alternative energy or fuel supplies at higher costs or suffer increased liability for unfulfilled contractual obligations. Any significantly higher than expected energy or fuel costs would negatively affect our financial performance.

We are subject to risks and uncertainties related to the timing of recovery of deferred tax assets which could have a negative impact on our net income in future periods.

If taxable income is not generated in future periods in certain tax jurisdictions, the recovery of deferred taxes related to accumulated tax benefits may be delayed and we may be required to record a reserve related to the uncertainty of the timing of recovery of deferred tax assets related to accumulated taxable losses in those tax jurisdictions. This would have a negative impact on the Company’s net income in the period the reserve is recorded.

Certain of our operating companies sell products to consumers that could be subject to recall.

Certain of our operating companies sell products to consumers that could be subject to recall due to product defect or other safety concerns. If such a recall were to occur, it could have a negative impact on our consolidated results of operations and financial position.

A significant failure or an inability to properly bid or perform on projects by our wind energy, construction or manufacturing businesses could lead to adverse financial results and could lead to the possibility of delay or liquidated damages.

The profitability and success of our wind energy, construction or manufacturing companies require us to identify, estimate and timely bid on profitable projects. The quantity and quality of projects up for bids at any time is uncertain. Additionally, once a project is awarded, we must be able to perform within cost estimates that were set when the bid was submitted and accepted. A significant failure or an inability to properly bid or perform on projects could lead to adverse financial results and could lead to the possibility of delay or liquidated damages.

We rely on our information systems to conduct our business, and failure to protect these systems against security breaches could adversely affect our business and results of operations. Additionally, if these systems fail or become unavailable for any significant period of time, our business could be harmed.

The efficient operation of our business is dependent on computer hardware and software systems. Information systems are vulnerable to security breach by computer hackers and cyber terrorists. We rely on industry accepted security measures and technology to securely maintain confidential and proprietary information maintained on our information systems. However, these measures and technology may not adequately prevent security breaches. In addition, the unavailability of the information systems or failure of these systems to perform as anticipated for any reason could disrupt our business and could result in decreased performance and increased overhead costs, causing our business and results of operations to suffer. Any significant interruption or failure of our information systems or any significant breach of security could adversely affect our business and results of operations.

Electric

We may experience fluctuations in revenues and expenses related to our electric operations, which may cause our financial results to fluctuate and could impair our ability to make distributions to shareholders or scheduled payments on our debt obligations.

A number of factors, many of which are beyond our control, may contribute to fluctuations in our revenues and expenses from electric operations, causing our net income to fluctuate from period to period. These risks include fluctuations in the volume and price of sales of electricity to customers or other utilities, which may be affected by factors such as mergers and acquisitions of other utilities, geographic location of other utilities, transmission costs (including increased costs related to operations of regional transmission organizations), changes in the manner in which wholesale power is sold and purchased, unplanned interruptions at Otter Tail Power Company’s (“OTP”) generating plants, the effects of regulation and legislation, demographic changes in OTP’s customer base and changes in OTP’s customer demand or load growth. Electric wholesale margins have been significantly and adversely affected by increased efficiencies in the Midwest Independent Transmission System Operator (“MISO”) market. Electric wholesale trading margins could also be adversely affected by losses due to trading activities. Other risks include weather conditions or changes in weather patterns (including severe weather that could result in damage to OTP’s assets), fuel and purchased power costs and the rate of economic growth or decline in OTP’s service areas. A decrease in revenues or an increase in expenses related to our electric operations may reduce the amount of funds available for our existing and future businesses, which could result in increased financing requirements, impair our ability to make expected distributions to shareholders or impair our ability to make scheduled payments on our debt obligations.

Actions by the regulators of our electric operations could result in rate reductions, lower revenues and earnings or delays in recovering capital expenditures.

We are subject to federal and state legislation, government regulations and regulatory actions that may have a negative impact on our business and results of operations. The electric rates that OTP is allowed to charge for its electric services are one of the most important items influencing our financial position, results of operations and liquidity. The rates that OTP charges its electric customers are subject to review and determination by state public utility commissions in Minnesota, North Dakota and South Dakota. OTP is also regulated by the Federal Energy Regulatory Commission. An adverse decision by one or more regulatory commissions concerning the level or method of determining electric utility rates, the authorized returns on equity, implementation of enforceable federal reliability standards or other regulatory matters, permitted business activities (such as ownership or operation of nonelectric businesses) or any prolonged delay in rendering a decision in a rate or other proceeding (including with respect to the recovery of capital expenditures in rates) could result in lower revenues and net income.

Depending on the outcome of the challenges at the 7th Circuit U.S. Court of Appeals, OTP could be required to absorb a disproportionate share of costs for transmission investments if the MISO Multi-Value Project cost allocation changes. These costs may not be recoverable through a transmission tariff and could result in reduced returns on invested capital and/or increased rates to OTP’s retail electric customers.

OTP’s electric generating facilities are subject to operational risks that could result in unscheduled plant outages, unanticipated operation and maintenance expenses and increased power purchase costs.

Operation of electric generating facilities involves risks which can adversely affect energy output and efficiency levels. Most of OTP’s generating capacity is coal-fired. OTP relies on a limited number of suppliers of coal, making it vulnerable to increased prices for fuel as existing contracts expire or in the event of unanticipated interruptions in fuel supply. OTP is a captive rail shipper of the BNSF Railway for shipments of coal to its Big Stone and Hoot Lake plants, making it vulnerable to increased prices for coal transportation from a sole supplier. Higher fuel prices result in higher electric rates for OTP’s retail customers through fuel clause adjustments and could make it less competitive in wholesale electric markets. Operational risks also include facility shutdowns due to breakdown or failure of equipment or processes, labor disputes, operator error and catastrophic events such as fires, explosions, floods, intentional acts of destruction or other similar occurrences affecting OTP’s electric generating facilities. The loss of a major generating facility would require OTP to find other sources of supply, if available, and expose it to higher purchased power costs.

Changes to regulation of generating plant emissions, including but not limited to carbon dioxide (“CO2”) emissions, could affect our operating costs and the costs of supplying electricity to our customers.

Existing or new laws or regulations passed or issued by federal or state authorities addressing climate change or reductions of greenhouse gas emissions, such as mandated levels of renewable generation, mandatory reductions in CO2 emission levels, taxes on CO2 emissions or cap and trade regimes, could require us to incur significant new costs, which could negatively impact our net income, financial position and operating cash flows if such costs cannot be recovered through rates granted by ratemaking authorities in the states where OTP provides service or through increased market prices for electricity. Debate continues in Congress on the direction and scope of U.S. policy on climate change and regulation of greenhouse gases (“GHGs”). Congress has considered but has not adopted GHG legislation which would require a reduction in GHG emissions and there is no legislation under active consideration at this time. The likelihood of any federal mandatory CO2 emissions reduction program being adopted by Congress in the near future, and the specific requirements of any such program, are uncertain. The Environmental Protection Agency (“EPA”) has begun to regulate GHG emissions under its “endangerment” finding. The EPA has adopted its first GHG emission control rules for motor vehicles and new source review of stationary sources of GHGs, which became applicable to motor vehicles and stationary sources, respectively, on January 2, 2011. The EPA has proposed standards of performance for CO2 emissions from certain new fossil fuel-fired power plants and is expected to adopt similar standards for refineries and existing power plants. Specific requirements of regulation under the Clean Air Act’s various programs, and thus their impact on OTP, are uncertain at this time.

Wind Energy

Competition from foreign and domestic manufacturers, cost management in a fixed price contract project environment, fluctuations in foreign currency exchange rates and general economic conditions could affect the revenues and earnings of our wind energy segment.

Our wind energy segment is subject to risks associated with competition from foreign and domestic manufacturers, some of whom have greater distribution capabilities, greater capital resources and other capabilities that may place downward pressure on margins and profitability. Our wind tower manufacturer operates in a fixed price project environment where balancing workload to costs can create variation in margins that may not be recoverable from customers. If DMI is not able to recover cost increases from its customers, it could have a negative effect on profit margins and income from our wind energy segment.

Prolonged periods of low utilization of DMI’s wind tower production plants, due to a continuing softening of demand for its product, could cause DMI to idle certain facilities. In the fourth quarter 2011, we idled our wind tower production plant in Fort Erie, Ontario. Should this softened demand for wind towers continue, these events may result in impairment charges on certain of DMI’s facilities if future cash flow estimates, based on information available to management at the time, indicate that the plants carrying values may not be recoverable or, if any plant assets are sold below their carrying values, significant losses may be incurred.

The U.S. wind industry is reliant on tax and other economic incentives and political and governmental policies. A significant change in these incentives and policies could negatively impact our results of operations and growth.

Our wind tower manufacturing business is focused on supplying towers to wind turbine manufacturers and owners and operators of wind energy generation facilities. The wind industry is dependent on federal tax incentives and state renewable portfolio standards and may not be economically viable absent such incentives.

The federal government provides economic incentives to the owners of wind energy facilities, including a federal production tax credit, an investment tax credit and a cash grant equal in value to the investment tax credit. These programs provide material incentives to develop wind energy generation facilities and thereby impact the demand for our manufactured products and services. The Federal Production Tax Credit is currently scheduled to expire on December 31, 2012. The failure of Congress to extend or renew these incentives beyond their current expiration dates could significantly delay the development of wind energy generation facilities and the demand for wind turbines, towers, gearing and related components. We cannot assure that any extension or renewal of the production tax credit, investment tax credit or cash grant program will be enacted prior to its expiration or, if allowed to expire, that any extension or renewal enacted thereafter would be enacted with retroactive effect. Any delay or failure to extend or renew the federal production tax credit, investment tax credit or cash grant program in the future could have a material adverse impact on our business, results of operations and future financial performance.

State renewable energy portfolio standards generally require or encourage state-regulated electric utilities to supply a certain proportion of electricity from renewable energy sources or devote a certain portion of their plant capacity to renewable energy generation. Currently, the majority of states and the District of Columbia have renewable energy portfolio standards in place and certain other states have voluntary utility commitments to supply a specific percentage of their electricity from renewable sources. Any changes to existing renewable energy portfolio standards, the enactment of renewable energy portfolio standards in additional states, or the enactment of a federal renewable energy portfolio may impact the demand for our products. We cannot assure you that government support for renewable energy will continue. The elimination of, or reduction in, state or federal government policies that support renewable energy could have a material adverse impact on our business, results of operations and future financial performance.

We are substantially dependent on a few significant customers in our wind tower manufacturing business.

The wind turbine market in the United States is concentrated, with eight manufacturers controlling in excess of 97% of the market. In addition, the majority of revenues in our wind tower manufacturing business have been highly concentrated with a limited number of customers. These customers were adversely affected by the downturn in the economy and we have seen, and may continue to see, a decrease in order volume from such customers. Among other things, contractual disputes could lead to an overall decrease in such customer’s demand for our products and services, difficulty in collecting amounts due for such products or services, or difficulty in collecting amounts due to one or more of our subsidiaries that are not related to the dispute. A material change in payment terms for accounts receivable of a significant customer could have a material adverse effect on our short-term cash flows. We could also experience a reduction in demand if any of our customers determine to become more vertically integrated and produce our products internally. If our relationship with any of our significant customers should change materially, it could be difficult for us to immediately and profitably replace lost sales in a market with such concentration, which would materially adversely affect our results.

Manufacturing

Competition from foreign and domestic manufacturers, the price and availability of raw materials and general economic conditions could affect the revenues and earnings of our manufacturing businesses.

Our manufacturing businesses are subject to intense risks associated with competition from foreign and domestic manufacturers, many of whom have broader product lines, greater distribution capabilities, greater capital resources, larger marketing, research and development staffs and facilities and other capabilities that may place downward pressure on margins and profitability. The companies in our manufacturing segment use a variety of raw materials in the products they manufacture, including steel, lumber, concrete, aluminum and resin. Costs for these items have increased significantly and may continue to increase. If our manufacturing businesses are not able to pass on cost increases to their customers, it could have a negative effect on profit margins in our manufacturing segment.

Each of our manufacturing companies has significant customers and concentrated sales to such customers. If our relationships with significant customers should change materially, it would be difficult to immediately and profitably replace lost sales.

Plastics

Our plastics operations are highly dependent on a limited number of vendors for polyvinyl chloride (“PVC”) resin and a limited supply of PVC resin. The loss of a key vendor, or any interruption or delay in the supply of PVC resin, could result in reduced sales or increased costs for our plastics business.

We rely on a limited number of vendors to supply the PVC resin used in our plastics business. Two vendors accounted for approximately 97% of our total purchases of PVC resin in 2011 and approximately 98% of our total purchases of PVC resin in 2010. In addition, the supply of PVC resin may be limited primarily due to manufacturing capacity and the limited availability of raw material components. A majority of U.S. resin production plants are located in the Gulf Coast region, which may increase the risk of a shortage of resin in the event of a hurricane or other natural disaster in that region. The loss of a key vendor or any interruption or delay in the availability or supply of PVC resin could disrupt our ability to deliver our plastic products, cause customers to cancel orders or require us to incur additional expenses to obtain PVC resin from alternative sources, if such sources are available.

We compete against a large number of other manufacturers of PVC pipe and manufacturers of alternative products. Customers may not distinguish our products from those of our competitors.

The plastic pipe industry is fragmented and competitive due to the number of producers and the fungible nature of the product. We compete not only against other PVC pipe manufacturers, but also against ductile iron, steel, concrete and clay pipe manufacturers. Due to shipping costs, competition is usually regional instead of national in scope, and the principal areas of competition are a combination of price, service, warranty, and product performance. Our inability to compete effectively in each of these areas and to distinguish our plastic pipe products from competing products may adversely affect the financial performance of our plastics business.

Reductions in PVC resin prices can negatively affect our plastics business.

The PVC pipe industry is highly sensitive to commodity raw material pricing volatility. Historically, when resin prices are rising or stable, margins and sales volume have been higher and when resin prices are falling, sales volumes and margins have been lower. Reductions in PVC resin prices could negatively affect PVC pipe prices, profit margins on PVC pipe sales and the value of our finished goods inventory.

Financing

Any debt securities that we issue could contain covenants that restrict our ability to obtain financing, and our noncompliance with one of these restrictive covenants could lead to a default with respect to those debt securities and any other indebtedness.

Debt securities that we may offer using this prospectus, or any other future indebtedness of our company or its subsidiaries, may be subject to restrictive covenants, some of which may limit the way in which we can operate our businesses and significantly restrict our ability to incur additional indebtedness or to issue cumulative preferred shares. Noncompliance with any covenants under this indebtedness, unless cured, modified or waived, could lead to a default not only with respect to that indebtedness, but also under any other indebtedness that we may incur. If this were to happen, we might not be able to repay or refinance all of our debt.

A downgrade in our credit rating or other adverse actions by rating agencies could increase our borrowing costs.

If rating agencies were to downgrade our long-term debt ratings, our ability to borrow would be adversely affected and our future borrowing costs would likely increase with resulting reductions in net income in future periods.

If we issue a substantial amount of additional debt, it may be more difficult for us to obtain financing, may increase our total interest expense and may magnify the results of any default under any of our debt agreements.

The issuance of debt securities could increase our debt-to-total-capitalization ratio or leverage, which may in turn make it more difficult for us to obtain future financing. In addition, the issuance of any debt securities will increase the total interest expense we pay on our debt, except to the extent that the proceeds from the issuance of any new debt securities are used to repay other outstanding indebtedness. Finally, our level of indebtedness, and in particular any significant increase in it, may make us more vulnerable if the downturn in our business or worsening conditions in the global economy continue.

Risks Related to our Securities

Our board of directors has the power to issue series of cumulative preferred shares and cumulative preference shares and to designate the rights and preferences of those series, which could adversely affect the voting power, dividend, liquidation and other rights of holders of our common shares.

Under our articles of incorporation, our board of directors has the power to issue series of cumulative preferred shares and cumulative preference shares and to designate the rights and preferences of those series. Therefore, our board of directors may designate a new series of cumulative preferred shares or cumulative preference shares with the rights, preferences and privileges that the board of directors deems appropriate, including special dividend, liquidation and voting rights. The creation and designation of a new series of cumulative preferred shares or cumulative preference shares could adversely affect the voting power, dividend, liquidation and other rights of holders of our common shares and, possibly, any other class or series of stock that is then in existence.

Except for our common shares, there is no public market for the securities that we may offer using this prospectus.

Except for our common shares, no public market exists for the securities that we may offer using this prospectus, and we cannot assure the liquidity of any market that may develop, the ability of the holders of the securities to sell their securities or the price at which the securities may be sold. Our common shares are traded on the NASDAQ Global Select Market. We do not intend to apply for listing of any other securities that we may offer using this prospectus on any securities exchange or for quotation through the NASDAQ system. Future trading prices of the securities will depend on many factors including, among others, prevailing interests rates, our operating results and the market for similar securities.

The market price of our common shares may be volatile.

The market price of our common shares may fluctuate significantly in response to a number of factors, some of which may be beyond our control. These factors include the perceived prospects or actual operating results of our electric and nonelectric businesses; changes in estimates of our operating results by analysts, investors or our company; our actual operating results relative to such estimates or expectations; actions or announcements by us or our competitors; litigation and judicial decisions; legislative or regulatory actions; and changes in general economic or market conditions. In addition, the stock market in general has from time to time experienced extreme price and volume fluctuations. These market fluctuations could reduce the market price of our common shares for reasons unrelated to our operating performance.

Our charter documents and Minnesota law contain provisions that could delay or prevent an acquisition of the corporation, which could inhibit your ability to receive a premium on your investment from a possible sale of the corporation.

Our charter documents contain provisions that may discourage third parties from seeking to acquire the corporation. These provisions and specific provisions of Minnesota law relating to business combinations with interested shareholders may have the effect of delaying, deterring or preventing a merger or change in control of the corporation. Some of these provisions may discourage a future acquisition of the corporation even if shareholders would receive an attractive value for their shares or if a significant number of our shareholders believed such a proposed transaction to be in their best interests. As a result, shareholders who desire to participate in such a transaction may not have the opportunity to do so.

The payment of future dividends on our common shares will be subject to the discretion of our board of directors.

We have historically paid quarterly dividends on our common shares. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our earnings, financial condition, results of operations, capital requirements, regulatory restrictions, contractual restrictions and other factors that our board of directors may deem relevant.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Otter Tail Corporation and its subsidiaries. Statements preceded by, followed by or that include the words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believes” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in this prospectus, including under “Risk Factors,” and the documents incorporated by reference in this prospectus. Any forward-looking statement contained in this prospectus and the documents incorporated by reference speaks only as of the date on which the statement is made, and Otter Tail Corporation undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for Otter Tail Corporation to predict all of the factors, nor can Otter Tail Corporation assess the effect of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

OTTER TAIL CORPORATION

Otter Tail Corporation and its subsidiaries conduct business primarily in the United States, Canada and Mexico. We had approximately 3,155 full-time employees at December 31, 2011. Our businesses have been classified into five segments: Electric, Wind Energy, Manufacturing, Construction and Plastics.

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Electric includes the production, transmission, distribution and sale of electric energy in Minnesota, North Dakota and South Dakota by OTP. In addition, OTP is an active wholesale participant in the MISO markets. OTP’s operations have been the Company’s primary business since 1907. Additionally, electric also includes Otter Tail Energy Services Company (“OTESCO”), which provides technical and engineering services.

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Wind Energy consists of a steel fabrication company primarily involved in the production of wind towers sold in the United States and Canada, with manufacturing facilities in North Dakota, Oklahoma and an idled plant in Fort Erie, Ontario, Canada.

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Manufacturing consists of businesses in the following manufacturing activities: contract machining, metal parts stamping and fabrication, and production of waterfront equipment, material and handling trays and horticultural containers. These businesses have manufacturing facilities in Florida, Illinois, and Minnesota and sell products primarily in the United States.

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Construction consists of businesses involved in residential, commercial and industrial electric contracting and construction of fiber optic and electric distribution systems, water, wastewater and HVAC systems primarily in the central United States.

•	Plastics consists of businesses producing PVC pipe in the upper Midwest and Southwest regions of the United States.

Our electric operations, including wholesale power sales, are operated by our wholly owned subsidiary, Otter Tail Power Company, and our energy services operation is operated as a separate wholly owned subsidiary of Otter Tail Corporation. All of our other businesses are owned by our wholly owned subsidiary, Varistar Corporation.

Otter Tail Corporation was incorporated in June 2009 under the laws of the State of Minnesota in connection with our holding company reorganization on July 1, 2009. As a result of the reorganization, Otter Tail Power Company, which had previously been operated as a division of Otter Tail Corporation, became a wholly owned subsidiary of the new parent holding company named Otter Tail Corporation. Our executive offices are located at 215 South Cascade Street, P.O. Box 496, Fergus Falls, Minnesota 56538-0496 and 4334 18th Avenue SW, Suite 200, P.O. Box 9156, Fargo, North Dakota 58106-9156. Our telephone number is (866) 410-8780.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, working capital, capital expenditures, debt repayment, the financing of possible acquisitions or stock repurchases. The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.

RATIOS OF EARNINGS TO FIXED CHARGES AND

TO FIXED CHARGES AND PREFERRED DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges and of earnings to fixed charges and preferred dividend requirements for the periods indicated are as follows:

	Year Ended December 31,					Three Months Ended March 31,
	2007	2008	2009	2010	2011	2012
Ratio of Earnings to Fixed Charges	3.55	2.53	1.61	0.70	1.50	2.05
Ratio of Earnings to Fixed Charges and Preferred Dividend Requirements	3.42	2.45	1.58	0.72	1.48	2.01

For purposes of computing the ratios, earnings consist of consolidated income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest on long-term debt, amortization of debt expense, premium and discount, and the portion of interest expense on operating leases we believe to be representative of the interest factor. Preferred dividend requirements represent the amount of pre-tax earnings required to cover preferred stock dividend requirements, with a tax gross-up adjustment based on our ratio of income before income taxes to net income. In 2010, because of income tax adjustments, we recorded a net after-tax loss while our income before income taxes was positive, resulting in a ratio of income before income taxes to net income of (194%). For 2010, a 40.0% incremental tax rate from ongoing operations was used to calculate the tax gross-up adjustment instead of the ratio of income before income taxes to net income.

DESCRIPTION OF COMMON SHARES

This section summarizes the general terms of the common shares that we may offer using this prospectus. The following description is only a summary and does not purport to be complete and is qualified by reference to our articles of incorporation and bylaws. Our articles of incorporation and bylaws have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

General

Our articles of incorporation currently authorize the issuance of three classes of shares:

•	cumulative preferred shares, without par value (1,500,000 shares authorized),

•	cumulative preference shares, without par value (1,000,000 shares authorized), and

•	common shares, par value $5 per share (50,000,000 shares authorized).

As of March 31, 2012, there were outstanding 155,000 cumulative preferred shares, no cumulative preference shares and 36,107,795 common shares.

The board of directors is authorized to provide for the issue from time to time of cumulative preferred shares and cumulative preference shares in series and, as to each series, to fix the designation, annual dividend rate, quarterly dividend payment dates, redemption price or prices, voluntary and involuntary liquidation prices, conversion provisions, if any, and sinking fund provisions, if any, applicable to the shares of such series. As a result, our board of directors could, without shareholder approval, authorize the issuance of cumulative preferred shares or cumulative preference shares with dividend, redemption or conversion provisions that could have an adverse effect on the availability of earnings for distribution to the holders of common shares, or with voting, conversion or other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of common shares. See “Description of Cumulative Preferred Shares.”

The common shares are not entitled to any conversion or redemption rights. Holders of common shares do not have any preemptive right to subscribe for additional securities we may issue. Our outstanding common shares are, and any newly issued common shares will be, fully paid and non-assessable. The transfer agents and registrars for the common shares are the corporation and Continental Stock Transfer and Trust Company.

Dividend Rights

Subject to the prior dividend rights of the holders of the cumulative preferred shares and the cumulative preference shares and the other limitations set forth in the following paragraphs, dividends may be declared by the board of directors and paid from time to time upon the outstanding common shares from any funds legally available therefor.

We and our subsidiaries are parties to agreements pursuant to which we borrow money, and certain covenants in these agreements may limit our ability to pay dividends or other distributions with respect to the common shares or to repurchase common shares. In addition, we and our subsidiaries may become parties to future agreements that contain such restrictions. These covenants will be described in more detail in the prospectus supplement relating to any common shares that we offer using this prospectus.

So long as any cumulative preferred shares remain outstanding, we shall not, without the consent of the holders of a majority of the aggregate voting power of the cumulative preferred shares of all series then outstanding (two-thirds if more than one-fourth vote negatively), declare, pay or set apart for payment any dividend on or purchase, redeem or otherwise acquire any common shares unless, after giving effect thereto, Common Share Equity shall equal at least 25% of Total Capitalization and our earned surplus shall not be less than $831,398.

“Common Share Equity” is the sum of

•

our stated capital applicable to our common shares and to all other shares ranking junior to the cumulative preferred shares with respect to the payment of dividends or the distribution of assets (collectively “Subordinate Shares”), including any shares proposed to be issued substantially contemporaneously,

•	capital surplus to the extent of premium on our common shares and on all other Subordinate Shares, including any premium on any shares proposed to be issued substantially contemporaneously,

•	contributions in aid of construction, and

•	earned surplus,

all determined in accordance with such system of accounts as may be prescribed by governmental authorities having jurisdiction in the premises or, in the absence thereof, in accordance with generally accepted accounting practice.

“Total Capitalization” means the sum of

•	the Common Share Equity,

•

the involuntary liquidation preference of all cumulative preferred shares and all other shares prior to or on a parity with the cumulative preferred shares to be outstanding after the proposed event, and

•

the principal amount of all interest bearing debt (including debt to which property theretofore acquired or to be acquired substantially contemporaneously is or will be subject) to be outstanding after the proposed event, excluding, however, all indebtedness maturing by its terms within one year from the time of creation thereof unless we, without the consent of the lender, have the right to extend the maturity of such indebtedness for a period or periods which, with the original period of such indebtedness, aggregates one year or more.

Moreover, no dividend shall be declared, paid or set apart for payment on the common shares (other than a dividend or distribution payable solely in common shares) nor shall any common shares be purchased or acquired by us at any time while there is a default or deficiency with respect to a sinking or purchase fund established for the benefit of any series of the cumulative preferred shares or the cumulative preference shares. None of the outstanding series of our cumulative preferred shares has a sinking or purchase fund.

Voting Rights

Subject to the rights of the holders of the cumulative preferred shares, as described under “Description of Cumulative Preferred Shares — Voting Rights,” and the cumulative preference shares, as described below, only the holders of common shares have voting rights and are entitled to one vote for each share held.

In the event that four full quarterly dividend payments on the cumulative preference shares of any series shall be in default, the holders of the cumulative preference shares of all series at the time outstanding, voting as a class, shall thereafter elect two members of an eleven member board of directors. After any such default shall have been cured, the cumulative preference shares, as the case may be, shall be divested of such voting rights, subject to being revested in the event of subsequent such defaults.

The consent of the holders of at least two-thirds of the aggregate voting power of the cumulative preference shares of all series then outstanding is required to

•

create or authorize any shares of any class (other than the cumulative preferred shares, whether now or hereafter authorized) ranking prior to the cumulative preference shares as to dividends or assets, or

•

amend our articles of incorporation so as to affect adversely any of the preferences or other rights of the cumulative preference shares, provided that if less than all series of cumulative preference shares are so affected, only the consent of the holders of at least two-thirds of the aggregate voting power of the affected series shall be required.

A majority (two-thirds if more than one-fourth vote negatively) of the aggregate voting power of the cumulative preference shares of all series then outstanding is required to

•	increase the number of authorized cumulative preference shares or create or authorize any shares of any class ranking on a parity with the cumulative preference shares as to dividends or assets, or

•	consolidate or merge into or with any other corporation or corporations or sell, lease or exchange all or substantially all of our property and assets unless specified conditions are met.

Liquidation Rights

Upon any liquidation, dissolution or winding up of the corporation, the holders of common shares shall be entitled to receive pro rata all assets of the corporation distributable to shareholders after the payment of the respective liquidation preferences to the holders of the cumulative preferred shares and the cumulative preference shares.

Minnesota Anti-Takeover Laws

We are governed by the provisions of Sections 302A.671, 302A.673 and 302A.675 of the Minnesota Business Corporation Act. These provisions may discourage a negotiated acquisition or unsolicited takeover of us and deprive our shareholders of an opportunity to sell their shares at a premium over the market price.

In general, Section 302A.671 provides that a public Minnesota corporation’s shares acquired in a control share acquisition have no voting rights unless voting rights are approved in a prescribed manner. A “control share acquisition” is a direct or indirect acquisition of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors.

In general, Section 302A.673 prohibits a public Minnesota corporation from engaging in a business combination with an interested shareholder for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. The term “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who is the beneficial owner, directly or indirectly, of 10% or more of a corporation’s voting stock, or who is an affiliate or associate of the corporation, and who, at any time within four years before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the corporation’s voting stock. Section 302A.673 does not apply if a committee of our board of directors consisting of one or more of our disinterested directors (excluding directors who are our current and former officers and employees) approves the proposed transaction or the interested shareholder’s acquisition of shares before the share acquisition date, or on the share acquisition date but before the interested shareholder becomes an interested shareholder.

If a takeover offer is made for our shares, Section 302A.675 of the Minnesota Business Corporation Act precludes the offeror from acquiring additional shares of stock (including in acquisitions pursuant to mergers, consolidations or statutory share exchanges) within two years following the completion of the takeover offer, unless shareholders selling their shares in the later acquisition are given the opportunity to sell their shares on terms that are substantially the same as those contained in the earlier takeover offer. A “takeover offer” is a tender offer which results in an offeror who owned ten percent or less of a class of our shares acquiring more than 10% of that class, or which results in the offeror increasing its beneficial ownership of a class of our shares by more than 10% of the class, if the offeror owned 10% or more of the class before the takeover offer. Section 302A.675 does not apply if a committee of our board of directors approves the proposed acquisition before any shares are acquired pursuant to the earlier tender offer. The committee must consist solely of directors who were directors or nominees for our board of directors at the time of the first public announcement of the takeover offer, and who are not our current or former officers and employees, offerors, affiliates or associates of the offeror or nominees for our board of directors by the offeror or an affiliate or associate of the offeror.

Certain Provisions of Articles of Incorporation and Bylaws

Except at such times when holders of cumulative preferred shares and/or cumulative preference shares have special voting rights for the election of directors as described in this prospectus, our directors are elected for three-year, staggered terms by the holders of the common shares. Cumulative voting of the common shares in the election of directors is prohibited. In addition, our bylaws provide that a vote of 75% of the common shares is required to remove directors who have been elected by the holders of common shares. The affirmative vote of 75% of the common shares is required to amend provisions of our articles of incorporation and bylaws relating to the staggered terms and the removal of directors, unless approved by all of the continuing directors as specified therein.

Our articles of incorporation contain “fair price” provisions which require the affirmative vote of 75% of the voting power of the common shares to approve business combinations, including mergers, consolidations and sales of a substantial part of our assets, with an interested shareholder or its affiliates or associates, unless specified price criteria and procedural requirements are met or unless the transaction is approved by the majority of the continuing directors. Our articles of incorporation also contain “anti-greenmail” provisions which preclude us from making certain purchases of common shares at a price per share in excess of the fair market price from a substantial shareholder unless approved by the affirmative vote of 66 2/3% of the voting power of the common shares held by the disinterested shareholders. The “fair price” and “anti-greenmail” provisions of our articles of incorporation may not be amended without the affirmative vote of the holders of at least 75% of the voting power of the common shares, unless approved by all of the continuing directors as specified therein.

The overall effect of the foregoing provisions of our articles of incorporation and bylaws, together with the ability of the board of directors to issue additional common shares, cumulative preferred shares and cumulative preference shares, may be to delay or prevent attempts by other persons or entities to acquire control of the corporation without negotiations with our board of directors.

DESCRIPTION OF CUMULATIVE PREFERRED SHARES

This section summarizes the general terms and provisions of the cumulative preferred shares that we may offer using this prospectus. This section is only a summary and does not purport to be complete. You must look at our articles of incorporation and the relevant certificate of designation for a full understanding of all the rights and preferences of any series of cumulative preferred shares. Our articles of incorporation and the certificates of designation have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

A prospectus supplement will describe the specific terms of any particular series of cumulative preferred shares offered under that prospectus supplement, including any of the terms in this section that will not apply to that series of cumulative preferred shares, and any special considerations, including tax considerations, applicable to investing in that series of cumulative preferred shares.

General

As discussed above, our articles of incorporation currently authorize the issuance of three classes of shares:

•	cumulative preferred shares, without par value (1,500,000 shares authorized),

•	cumulative preference shares, without par value (1,000,000 shares authorized), and

•	common shares, par value $5 per share (50,000,000 shares authorized).

As of March 31, 2012, there were outstanding 155,000 cumulative preferred shares, no cumulative preference shares and 36,107,795 common shares.

The board of directors is authorized to provide for the issue from time to time of cumulative preferred shares and cumulative preference shares in series and, as to each series, to fix the designation, annual dividend rate, quarterly dividend payment dates, redemption price or prices, voluntary and involuntary liquidation prices, conversion provisions, if any, and sinking fund provisions, if any, applicable to the shares of such series. The cumulative preferred shares are senior to the cumulative preference shares and the common shares as to dividend and liquidation rights.

As of March 31, 2012, four series of cumulative preferred shares were outstanding: 60,000 shares of the $3.60 Series; 25,000 shares of the $4.40 Series; 30,000 shares of the $4.65 Series; and 40,000 shares of the $6.75 Series. All of such outstanding series had a stated and liquidating value of $100 per share. None of such outstanding series is subject to mandatory redemption.

Any cumulative preferred shares will, when issued, be fully paid and nonassessable. Holders of cumulative preferred shares do not have any preemptive right to subscribe for additional securities we may issue. The transfer agent and registrar for any series of cumulative preferred shares will be specified in the applicable prospectus supplement.

The prospectus supplement relating to any particular series of cumulative preferred shares that we offer using this prospectus will describe the following terms of that series, if applicable:

•	the number of shares, their stated value and their designation or title;

•	the initial public offering price of the series;

•	that series’ rights as to dividends;

•	the rights of holders of shares of that series upon the dissolution or distribution of our assets;

•	whether and upon what terms the shares of that series will be redeemable;

•	whether and upon what terms a sinking fund will be used to purchase or redeem the shares of that series;

•	whether and upon what terms the shares of that series may be converted and the securities that series of cumulative preferred shares may be converted into;

•	the voting rights, if any, that will apply to that series; and

•	any additional rights and preferences of the series.

We may elect to offer depositary shares evidenced by depositary receipts, each representing a fractional interest in a share of the particular series of cumulative preferred shares issued and deposited with a depositary. See “Description of Depositary Shares.”

Dividend Rights

The holders of cumulative preferred shares of each series are entitled to receive, when and as declared by the board of directors, on a parity with the other outstanding series of cumulative preferred shares, cumulative dividends at the annual rate (which may be fixed or variable or both) for such series, payable quarterly on the dividend payment dates fixed for such series. Each series of cumulative preferred shares that we offer using this prospectus will be entitled to dividends at the annual rate set forth in the applicable prospectus supplement, cumulative from the date of original issue of such share, and payable quarterly on the dates set forth in the applicable prospectus supplement.

We and our subsidiaries are parties to agreements pursuant to which we borrow money, and certain covenants in these agreements may limit our ability to pay dividends or other distributions with respect to the cumulative preferred shares or to redeem or repurchase these shares. In addition, we and our subsidiaries may become parties to future agreements that contain such restrictions. These covenants will be described in more detail in the prospectus supplement relating to any particular series of cumulative preferred shares that we offer using this prospectus.

So long as any cumulative preferred shares are outstanding, no dividends or other distributions may be made on the cumulative preference shares, the common shares or any other shares ranking junior to the cumulative preferred shares with respect to the payment of dividends or the distribution of assets (collectively “Subordinate Shares”), nor may any Subordinate Shares be purchased, redeemed or otherwise acquired (including through the operation of any sinking fund), if dividends on the cumulative preferred shares are accumulated and unpaid for any period and a sum sufficient for the payment thereof has not been set apart or we shall in any respect be in default under any sinking fund for the benefit of cumulative preferred shares. Moreover, so long as any cumulative preferred shares remain outstanding, we shall not, without the consent of the holders of a majority of the aggregate voting power of the cumulative preferred shares of all series then outstanding (two-thirds if more than one-fourth vote negatively), declare, pay or set apart for payment any dividend on or purchase, redeem or otherwise acquire (including through the operation of any sinking fund) any Subordinate Shares unless, after giving effect thereto, Common Share Equity shall equal at least 25% of Total Capitalization and our earned surplus shall be not less than $831,398.

“Common Share Equity” is the sum of

•	our stated capital applicable to our common shares and to all other Subordinate Shares, including any shares proposed to be issued substantially contemporaneously,

•	capital surplus to the extent of premium on our common shares and on all other Subordinate Shares, including any premium on any shares proposed to be issued substantially contemporaneously,

•	contributions in aid of construction, and

•	earned surplus,

all determined in accordance with such system of accounts as may be prescribed by governmental authorities having jurisdiction in the premises or, in the absence thereof, in accordance with generally accepted accounting practice.

“Total Capitalization” means the sum of

•	the Common Share Equity,

•

the involuntary liquidation preference of all cumulative preferred shares and all other shares prior to or on a parity with the cumulative preferred shares to be outstanding after the proposed event, and

•

the principal amount of all interest bearing debt (including debt to which property theretofore acquired or to be acquired substantially contemporaneously is or will be subject) to be outstanding after the proposed event, excluding, however, all indebtedness maturing by its terms within one year from the time of creation thereof unless we, without the consent of the lender, have the right to extend the maturity of such indebtedness for a period or periods which, with the original period of such indebtedness, aggregates one year or more.

If we shall be in default in the payment of any dividend on the cumulative preferred shares of any series, we shall not purchase, redeem or otherwise acquire (including through the operation of any sinking fund) any cumulative preferred shares unless all of the cumulative preferred shares are redeemed.

Redemption and Repurchase

A series of cumulative preferred shares that we may offer using this prospectus may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase at the option of the holders, as described in the applicable prospectus supplement, subject to the restriction described in the last paragraph under the caption “— Dividend Rights.” If a series of cumulative preferred shares is subject to mandatory redemption, the applicable prospectus supplement will specify the terms of redemption, the procedure used for redemption, the number of shares that we will redeem each year and the redemption price. The applicable prospectus supplement will also specify whether the redemption price will be payable in cash or other property.

Provision may be made whereby, subject to certain conditions, all rights (other than the right to receive redemption moneys) of the holders of cumulative preferred shares called for redemption, whether at our option or through a sinking fund, will terminate before the redemption date upon the deposit with a bank or trust company of the funds necessary for redemption.

Cumulative preferred shares acquired by us upon redemption or conversion thereof, through operation of any sinking fund therefor or otherwise may be reissued in the same manner as authorized but unissued cumulative preferred shares.

Conversion or Exchange

If any series of cumulative preferred shares that we may offer using this prospectus may be converted or exchanged into common shares, another series cumulative preferred shares or debt securities, the applicable prospectus supplement will state the terms on which shares of that series may be converted or exchanged.

Voting Rights

Unless otherwise provided in the prospectus supplement relating to any series of cumulative preferred shares that we offer using this prospectus, the holders of the cumulative preferred shares are not entitled to vote at any meetings of our shareholders, except as required by law or as described below.

In the event that four full quarterly dividend payments on the cumulative preferred shares of any series shall be in default, the holders of the cumulative preferred shares of all series at the time outstanding, voting as a class, shall thereafter elect three members of an eleven member board of directors; and, if such default shall increase to twelve full quarterly divided payments, such holders shall thereafter elect six members of an eleven member board of directors. After any such default shall have been cured, the cumulative preferred shares shall be divested of such voting rights, subject to being revested in the event of subsequent such defaults.

The consent of the holders of at least two-thirds of the aggregate voting power of the cumulative preferred shares of all series then outstanding is required to

•

create, authorize or issue any shares of any class ranking prior to (or any securities of any kind or class convertible into shares of any class ranking prior to) the cumulative preferred shares as to dividends or assets, or

•

amend our articles of incorporation so as to affect adversely any of the preferences or other rights of the holders of the cumulative preferred shares, provided that if less than all series of cumulative preferred shares are so affected, only the consent of the holders of at least two-thirds of the aggregate voting power of the affected series shall be required.

A majority (two-thirds if more than one-fourth vote negatively) of the aggregate voting power of the cumulative preferred shares of all series then outstanding is required to

•

increase the number of authorized cumulative preferred shares or create, authorize or issue shares of any class ranking on a parity with the cumulative preferred shares as to dividends or assets, or any securities of any kind or class convertible into cumulative preferred shares or shares of any class on a parity with the cumulative preferred shares;

•	issue any cumulative preferred shares of any series unless, after giving effect thereto

•	Adjusted Income Available for Interest shall equal at least 1.5 times Adjusted Interest and Preferred Charges,

•	Adjusted Income Available for Preferred Dividends shall equal at least 2.5 times Adjusted Preferred Charges, and

•	Common Share Equity shall equal at least 25% of Total Capitalization;

•	consolidate or merge into or with any other corporation or corporations unless, after giving effect thereto

•

the cumulative preferred shares outstanding immediately prior to such transaction shall remain outstanding or be constituted as shares of the resulting corporation in the same number and with the same relative rights and preferences as the cumulative preferred shares, with no increase in the authorized number and no outstanding or authorized shares ranking prior to or on a parity with the cumulative preferred shares (except our shares outstanding or authorized immediately prior to such transaction), and the outstanding indebtedness of the resulting corporation shall not exceed our outstanding indebtedness immediately preceding such transaction, or

•	each condition enumerated in the immediately preceding bullet point shall be satisfied with respect to the resulting corporation; and

•

sell, lease or exchange all or substantially all of our property and assets unless, after giving effect thereto, the fair value of our assets shall at least equal the preference on voluntary liquidation of all outstanding cumulative preferred shares and of all other outstanding shares ranking on a parity with the cumulative preferred shares, after deducting an amount equal to our outstanding indebtedness plus an amount equal to the preference on voluntary liquidation of all shares ranking prior to the cumulative preferred shares.

“Adjusted Income Available for Interest” is based upon gross income of the corporation or of the resulting corporation, as the case may be, for a then current 12-month period available for the payment of interest, after deducting all taxes (including income taxes).

“Adjusted Income Available for Preferred Dividends” equals Adjusted Income Available for Interest minus interest charges for one year and the dividend requirement for one year on any shares ranking prior to the cumulative preferred shares.

“Adjusted Interest and Preferred Charges” means the sum of

•

the interest charges for one year on all our interest bearing indebtedness outstanding at the time of issuance of such cumulative preferred shares or of the proposed consolidation or merger (including that, if any, proposed to be issued or assumed substantially contemporaneously, or to which property theretofore acquired or to be acquired substantially contemporaneously is or will be subject (adjusted for all amortization of debt discount and expense, or of premium on debt, as the case may be)), and

•

the dividend requirements for one year on all outstanding cumulative preferred shares, and on all other shares of a class ranking prior to or on a parity with the cumulative preferred shares as to dividends or assets, outstanding at the time of issuance of such additional cumulative preferred shares, or of such consolidation or merger, including all such shares proposed to be issued, or all such shares of the resulting corporation, as the case may be.

“Adjusted Preferred Charges” is the Adjusted Interest and Preferred Charges for one year determined at the time of issuance of such cumulative preferred shares or of the proposed consolidation or merger, less the interest charges for one year and the dividend requirements for one year on any shares ranking prior to the cumulative preferred shares, included in determining the Adjusted Interest and Preferred Charges.

Holders of cumulative preferred shares entitled to vote as described above shall have voting power in proportion to the involuntary liquidation preference of the cumulative preferred shares so held and shall be entitled to cumulate votes in the election of directors.

Liquidation Rights

In the event of dissolution, liquidation or winding up of the corporation, the holders of cumulative preferred shares of each series outstanding shall be entitled to receive out of our assets, before any payment shall be made to the holders of Subordinate Shares, such amount per share as shall have been fixed by the board of directors as the voluntary liquidation price or the involuntary liquidation price, as the case may be, for the shares of such series, together with a sum, in the case of each share, computed at the annual dividend rate for the series of which the particular share is a part, from the date on which dividends on such shares became cumulative to and including the date fixed for such distribution or payment, less the aggregate amount of all dividends which have theretofore been paid or which have been declared on the share and for which moneys have been set apart and remain available for payment. If upon any such dissolution, liquidation or winding up, our assets available for payment to shareholders are not sufficient to make payment in full to the holders of cumulative preferred shares as above provided, payment shall be made to such holders ratably in accordance with the respective distributive amounts to which such holders shall be entitled. A consolidation or merger of the corporation shall not be construed as a dissolution, liquidation or winding up of the corporation within the meaning of the foregoing provisions.

The voluntary and involuntary liquidation prices for any series of cumulative preferred shares that we offer using this prospectus will be set forth in the applicable prospectus supplement. The involuntary liquidation price for each series of cumulative preferred shares issued after April 1, 1977 must be equal to the gross consideration received by us upon the issuance thereof (without regard to any premium received, underwriting discount or commission, private placement fee or other expense of issuance).

Certain Provisions of Articles of Incorporation and Bylaws

For a description of some additional provisions of our articles of incorporation and bylaws, see “Description of Common Shares — Certain Provisions of Articles of Incorporation and Bylaws.”

DESCRIPTION OF DEPOSITARY SHARES

This section summarizes the general terms and provisions of the depositary shares represented by depositary receipts that we may offer using this prospectus. This section is only a summary and does not purport to be complete. You must look at the applicable forms of depositary receipt and deposit agreement for a full understanding of the specific terms of any depositary shares and depositary receipts. The forms of the depositary receipts and the deposit agreement will be filed or incorporated by reference as exhibits to the registration statement to which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

A prospectus supplement will describe the specific terms of the depositary shares and the depositary receipts offered under that prospectus supplement, including any of the terms in this section that will not apply to those depositary shares and depositary receipts, and any special considerations, including tax considerations, applicable to investing in those depositary shares.

General

We may offer fractional interests in cumulative preferred shares, rather than full shares of cumulative preferred shares. If we do so, we will provide for the issuance to the public by a depositary of depositary receipts evidencing depositary shares. Each depositary share will represent a fractional interest in a share of a particular series of cumulative preferred shares.

The shares of any series of cumulative preferred shares underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will state the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the cumulative preferred shares underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts, although not in final form. The holders of temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of temporary depositary receipts can exchange them for final depositary receipts at our expense.

Withdrawal of Cumulative Preferred Shares

If you surrender depositary receipts at the principal office of the depositary you will be entitled to receive at that office the number of shares of cumulative preferred shares and any money or other property then represented by the depositary shares, unless the depositary shares have been called for redemption. We will not, however, issue any fractional shares of cumulative preferred shares. Accordingly, if you deliver depositary receipts for a number of depositary shares that, when added together, represents more than a whole number of shares of cumulative preferred shares, the depositary will issue to you a new depositary receipt evidencing the excess number of depositary shares at the same time as you receive your share of cumulative preferred shares. You will no longer be entitled to deposit the shares of cumulative preferred shares you have withdrawn under the deposit agreement or to receive depositary shares in exchange for those shares of cumulative preferred shares. There may be no market for any withdrawn shares of cumulative preferred shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the deposited cumulative preferred shares, less any taxes required to be withheld, to the record holders of the depositary receipts in proportion to the number of the depositary shares owned by each record holder on the relevant date. The depositary will distribute only the amount that can be distributed without attributing to any holder a fraction of one cent. Any balance will be added to the next sum to be distributed to holders of depositary receipts.

If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary receipts, unless the depositary determines that it is not practical to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

The deposit agreement will contain provisions relating to how any subscription or similar rights offered by us to holders of the cumulative preferred shares will be made available to the holders of depositary receipts.

Redemption and Repurchase of Deposited Cumulative Preferred Shares

If any series of cumulative preferred shares underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of cumulative preferred shares held by the depositary. The depositary will mail a notice of redemption between 30 and 60 days prior to the date fixed for redemption to the record holders of the depositary receipts to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of cumulative preferred shares that the depositary share bears to the underlying cumulative preferred shares. Whenever we redeem cumulative preferred shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the cumulative preferred shares redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or other equitable method, as we determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. If depositary shares are no longer outstanding, the holders will have no rights with regard to those depositary shares other than the right to receive money or other property that they were entitled to receive upon redemption. The payments will be made when the holder surrenders its depositary receipts to the depositary.

Depositary shares are not subject to repurchase at the option of the holders. However, if shares of cumulative preferred shares underlying the depositary shares become subject to repurchase at the option of the holders, the holders may surrender their depositary receipts to the depositary and direct the depositary to instruct us to repurchase the deposited cumulative preferred shares at the price specified in the applicable prospectus supplement. If we have sufficient funds available, we will, upon receipt of the instructions, repurchase the requisite whole number of shares of cumulative preferred shares from the depositary, which will, in turn, repurchase the depositary receipts. However, holders of depositary receipts will only be entitled to request the repurchase of a number of depositary shares that represents in total one or more whole shares of the underlying cumulative preferred shares. The repurchase price per depositary share will equal the repurchase price per share of the underlying cumulative preferred shares multiplied by the fraction of that share represented by one depositary share. If the depositary shares evidenced by any depositary receipt are repurchased in part only, the depositary will issue one or more new depositary receipts representing the depositary shares not repurchased.

Voting of Deposited Cumulative Preferred Shares

Upon receipt of notice of any meeting at which the holders of the series of cumulative preferred shares underlying the depositary shares are entitled to vote, the depositary will mail information about the meeting to the record holders of the related depositary receipts. Each record holder of depositary receipts on the record date (which will be the same date as the record date for the holders of the related cumulative preferred shares) will be entitled to instruct the depositary as to how to vote the cumulative preferred shares underlying the holder’s depositary shares. The depositary will try, if practicable, to vote the number of shares of cumulative preferred shares underlying the depositary shares according to the instructions it receives. We will agree to take all action requested and considered necessary by the depositary to enable it to vote the cumulative preferred shares in that manner. The depositary will not vote any shares of cumulative preferred shares for which it does not receive specific instructions from the holders of the depositary receipts.

Conversion and Exchange of Deposited Cumulative Preferred Shares

If we provide for the exchange of the cumulative preferred shares underlying the depositary shares, the depositary will exchange, as of the same exchange date, that number of depositary shares representing the cumulative preferred shares to be exchanged, so long as we have issued and deposited with the depositary the securities for which the cumulative preferred shares are to be exchanged. The exchange rate per depositary share will equal the exchange rate per share of the underlying cumulative preferred shares multiplied by the fraction of that share represented by one depositary share. If less than all of the depositary shares are exchanged, the depositary shares to be exchanged will be selected by the depositary by lot or pro rata or other equitable method, as we determine. If the depositary shares evidenced by a depositary receipt are exchanged in part only, the depositary will issue one or more new depositary receipts representing the depositary shares not exchanged.

Depositary shares may not be converted or exchanged for other securities or property at the option of the holders. However, if shares of cumulative preferred shares underlying the depositary shares are converted into or exchanged for other securities at the option of the holders, the holders may surrender their depositary receipts to the depositary and direct the depositary to instruct us to convert or exchange the deposited cumulative preferred shares into the whole number or principal amount of securities specified in the applicable prospectus supplement. Upon receipt of instructions, we will cause the conversion or exchange and deliver to the holders the whole number or principal amount of our securities and cash in lieu of any fractional security. The exchange or conversion rate per depositary share will equal the exchange or conversion rate per share of the underlying cumulative preferred shares multiplied by the fraction of that cumulative preferred shares represented by one depositary share. If the depositary shares evidenced by a depositary receipt are converted or exchanged in part only, the depositary will issue a new depositary receipt evidencing any depositary shares not converted or exchanged.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary receipts will not be effective unless the amendment has been approved by the record holders of at least a majority of the depositary receipts. A deposit agreement may be terminated only if all related outstanding depositary shares have been redeemed or there has been a final distribution on the underlying cumulative preferred shares in connection with our liquidation, dissolution or winding up, and the distribution has been distributed to the holders of the related depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary for the initial deposit of the cumulative preferred shares and any redemption of the cumulative preferred shares. Holders of depositary receipts will pay transfer and other taxes and governmental charges and any other charges that are stated in the deposit agreement to be their responsibility.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the underlying cumulative preferred shares.

Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to the performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or cumulative preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants or upon information provided by persons presenting cumulative preferred shares for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We also may at any time remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery to us of notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the related indenture. This section is only a summary and does not purport to be complete. You must look to the relevant form of debt security and the related indenture for a full understanding of all terms of any series of debt securities. The form of debt security and the related indenture have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

A prospectus supplement will describe the specific terms of any particular series of debt securities offered under that prospectus supplement, including any of the terms in this section that will not apply to that series, and any special considerations, including tax considerations, applicable to investing in those debt securities. In some instances, certain of the precise terms of debt securities you are offered may be described in a further prospectus supplement, known as a pricing supplement.

General

We will issue the debt securities in one or more series under the indenture dated as of November 1, 1997, as amended by the First Supplemental Indenture dated as of July 1, 2009, between us and U.S. Bank National Association (formerly First Trust National Association), as trustee. The indenture does not limit the amount of debt securities that we may issue under it at any time. We may issue additional debt securities under the indenture in one or more series from time to time with terms different from those of other debt securities already issued under the indenture. In this section, we include references in parentheses to specific sections of the indenture.

Ranking

The debt securities will be our unsecured and unsubordinated obligations and will rank equally and ratably with our other current and future unsecured and unsubordinated debt. As of March 31, 2012, we and our subsidiaries had approximately $474.9 million of debt, $100.0 million of which was outstanding under the indenture. The debt securities will be subordinated to all of our secured debt (as to the collateral pledged to secure this debt). As of March 31, 2012, we had no secured debt. In addition, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the debt securities will be effectively subordinated to debt and other obligations at the subsidiary level because, as the common shareholder of our direct and indirect subsidiaries, we will be subject to the prior claims of creditors of our subsidiaries. As of March 31, 2012, our subsidiaries had approximately $323.0 million of aggregate outstanding debt. Our obligations under our $200 million revolving credit facility and our $50 million of debt issued in December 2007 are guaranteed by our wholly owned subsidiary, Varistar Corporation, and certain of its wholly owned subsidiaries. The indenture does not restrict the amount of secured or unsecured debt that we or our subsidiaries may incur.

Terms

The prospectus supplement, including any separate pricing supplement, relating to a series of debt securities that we offer using this prospectus will describe the following terms of that series, if applicable:

•	the title of the offered debt securities;

•	any limit on the aggregate principal amount of the offered debt securities;

•	the person or persons to whom interest on the offered debt securities will be payable if other than the persons in whose names the debt securities are registered;

•	the date or dates on which the principal of the offered debt securities will be payable;

•	the rate or rates, which may be fixed or variable, and/or the method of determination of the rate or rates at which the offered debt securities will bear interest, if any;

•

the date or dates from which interest, if any, will accrue, the interest payment dates on which interest will be payable and the regular record date for any interest payable on any interest payment date;

•	the place or places where

•	the principal of or any premium or interest on the offered debt securities will be payable;

•	registration of transfer may be effected;

•	exchanges may be effected; and

•	notices and demands to or upon us may be served;

•	the security registrar for the offered debt securities and, if such is the case, that the principal of the offered debt securities will be payable without presentment or surrender thereof;

•

the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which any of the offered debt securities may be redeemed, in whole or in part, at our option;

•

our obligation or obligations, if any, to redeem or purchase any of the offered debt securities pursuant to any sinking fund or other mandatory redemption provisions or at the option of the holder, and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which any of the offered debt securities will be redeemed or purchased, in whole or in part, pursuant to that obligation, and applicable exceptions to the requirements of a notice of redemption in the case of mandatory redemption or redemption at the option of the holder;

•	the denominations in which the offered debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•

if other than the currency of the United States, the currency or currencies, including composite currencies, in which payment of the principal of and any premium and interest on the offered debt securities will be payable;

•

if the principal of or any premium or interest on any of the offered debt securities will be payable, at the election of us or the holder, in a coin or currency other than in which the offered debt securities are stated to be payable, the period or periods within which and the terms and conditions upon which, the election will be made;

•

if the principal of or any premium or interest on the offered debt securities will be payable, or will be payable at the election of us or a holder, in securities or other property, the type and amount of securities or other property, or the formula or other method or other means by which the amount will be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•

if the amount of payment of principal of or any premium or interest on the offered debt securities may be determined with reference to an index or other fact or event ascertainable outside the indenture, the manner in which the amounts will be determined;

•

if other than the principal amount of the offered debt securities, the portion of the principal amount of the offered debt securities which will be payable upon declaration of acceleration of the maturity;

•	any addition to the events of default applicable to the offered debt securities and any addition to our covenants for the benefit of the holders of the offered debt securities;

•	the terms, if any, pursuant to which the offered debt securities may be converted into or exchanged for shares of our capital stock or other securities or any other person;

•

the obligations or instruments, if any, which will be considered to be eligible obligations for the offered debt securities denominated in a currency other than U.S. dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of our indebtedness in respect of the debt securities after the satisfaction and discharge thereof;

•

if the offered debt securities will be issued in global form, any limitations on the rights of the holder to transfer or exchange the same or obtain the registration of transfer and to obtain certificates in definitive form in lieu of temporary form, and any and all other matters incidental to such debt securities;

•	if the offered debt securities will be issuable as bearer securities;

•

any limitations on the rights of the holders of the offered debt securities to transfer or exchange the debt securities or to obtain the registration of transfer, and if a service charge will be made for the registration of transfer or exchange of the offered debt securities, the amount or terms thereof;

•	any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to the offered debt securities; and

•	any other terms of the offered debt securities, or any tranche thereof, not inconsistent with the provisions of the indenture. (Section 301)

Although debt securities offered by this prospectus will be issued under the indenture, there is no requirement that we issue future debt securities under the indenture. Accordingly, we may use other indentures or documentation containing different provisions in connection with future issuances of our debt.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. The prospectus supplement relating to those debt securities will describe the federal income tax consequences and other special considerations applicable to them. In addition, if we issue any debt securities denominated in foreign currencies or currency units, the prospectus supplement relating to those debt securities will also describe any federal income tax consequences and other special considerations applicable to them.

The indenture does not contain covenants or other provisions designed to afford holders of debt securities protection in the event of a highly-leveraged transaction or change of control involving us. If this protection is provided for the offered debt securities, we will describe the applicable provisions in the prospectus supplement relating to those debt securities.

Form, Exchange and Transfer

Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities only in fully registered form without interest coupons and in denominations of $1,000 and integral multiples of $1,000. (Sections 201 and 302)

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities, debt securities of any series will be exchangeable for other debt securities of the same series, of any authorized denomination and of like tenor and aggregate principal amount. (Section 305)

Subject to the terms of the indenture and the limitations applicable to global securities, holders may present debt securities for exchange as provided above and for registration of transfer at the office of the security registrar or at the office of any transfer agent designated by us for that purpose. Unless the applicable prospectus supplement indicates otherwise, no service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge associated with the transfer or exchange. Debt securities presented or surrendered for registration of transfer or exchange must (if so required by us, the trustee or the security registrar) be duly endorsed or accompanied by an executed written instrument of transfer in form satisfactory to us, the trustee or the security registrar. (Section 305) Any transfer agent (in addition to the security registrar) initially designated by us for the offered debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts. We are required to maintain a transfer agent in each place of payment for the debt securities of a particular series. We may maintain an office that performs the functions of the transfer agent. (Section 602) Unless the applicable prospectus supplement specifies otherwise, the trustee will act as security registrar and transfer agent with respect to each series of debt securities offered by this prospectus.

We will not be required to execute or register the transfer or exchange of debt securities, or any tranche thereof, during a period of 15 days preceding the notice to be given identifying the debt securities called for redemption, or any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities being redeemed in part. (Section 305)

If a debt security is issued as a global security, only the depositary or its nominee as the sole holder of the debt security will be entitled to transfer and exchange the debt security as described in this prospectus under “— Global Securities.”

Payment and Paying Agent

Unless the applicable prospectus supplement indicates otherwise, we will pay interest on the offered debt securities on any interest payment date to the person in whose name the debt security is registered at the close of business on the regular record date. (Section 307)

Unless the applicable prospectus supplement indicates otherwise, we will pay the principal of and any premium and interest on the offered debt securities at the office of the paying agent or paying agents as we may designate for that purpose from time to time. Unless the applicable prospectus supplement indicates otherwise, the corporate trust office of the trustee in New York, New York will be our sole paying agent for payment for each series of debt securities. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. We are required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Section 602)

Any moneys deposited by us with the trustee or any paying agent for the payment of the principal of or any premium or interest on any offered debt securities which remain unclaimed at the end of two years after the applicable payment has become due and payable will be paid to us. The holder of that debt security, as an unsecured general creditor and not as a holder, thereafter may look only to us for the payment. (Section 603)

Redemption

Any terms for the optional or mandatory redemption of the offered debt securities will be set forth in the applicable prospectus supplement. Except as otherwise provided in the applicable prospectus supplement with respect to debt securities that are redeemable at the option of the holder, the offered debt securities will be redeemable only upon notice by mail not less than 30 days nor more than 60 days prior to the redemption date. If less than all the debt securities of a series, or any tranche thereof, are to be redeemed, the particular debt securities to be redeemed will be selected by the securities registrar by the method as provided for the particular series, or in the absence of any such provision, by such method of random selection as the security registrar deems fair and appropriate. (Sections 403 and 404)

Any notice of redemption at our option may state that the redemption will be conditional upon receipt by the paying agent or agents, on or prior to the redemption date, of money sufficient to pay the principal of and any premium and interest on the offered debt securities. If sufficient money has not been so received, the notice will be of no force and effect and we will not be required to redeem the debt securities. (Section 404)

Consolidation, Merger, Conveyance or Other Transfer

Under the terms of the indenture, we may not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•

the corporation formed by the consolidation or into which we are merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety is a person organized and existing under the laws of the United States, any state thereof or the District of Columbia and assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no Event of Default shall have occurred and be continuing; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel as provided in the indenture. (Section 1101)

Events of Default

Each of the following will constitute an “Event of Default” under the indenture with respect to any series of debt securities:

•	failure to pay any interest on any debt securities of that series within 60 days after the same becomes due and payable;

•	failure to pay principal of or premium, if any, on any debt securities of that series within three business days after the same becomes due and payable;

•

failure to perform or breach of any of our other covenants or warranties in the indenture (other than a covenant or warranty in the indenture solely for the benefit of a series of debt securities other than that series) for 60 days after written notice to us by the trustee, or to us and the trustee by the holders of at least 33% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	the occurrence of events of bankruptcy, insolvency or reorganization relating to us; and

•	any other Event of Default specified in the applicable prospectus supplement with respect to debt securities of a particular series. (Section 801)

An Event of Default with respect to a series of debt securities may not necessarily constitute an Event of Default with respect to debt securities of any other series issued under the indenture.

If an Event of Default with respect to any series of debt securities occurs and is continuing, then either the trustee or the holders of not less than 33% in principal amount of the outstanding debt securities of that series may declare the principal amount (or if the debt securities of that series are original issue discount securities, such portion of the principal amount thereof as may be specified in the applicable prospectus supplement) of all of the debt securities of that series to be due and payable immediately. However, if an Event of Default occurs and is continuing with respect to more than one series of debt securities, the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding securities of all such series, considered as one class, may make the declaration of acceleration and not the holders of the debt securities of any one of such series. (Section 802) There is no automatic acceleration, even in the event of our bankruptcy or insolvency.

Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holder, unless the holder has offered to the trustee reasonable security or indemnity. (Section 903) Subject to the provisions of the indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all those series, considered as one class, will have this right, and not the holders of any one series of debt securities. (Section 812)

No holder of debt securities of any series will have any right to institute any proceeding related to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•	the holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities of that series;

•

the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee, and offered reasonable indemnity to the trustee, to institute the proceeding as trustee; and

•

the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after the notice, request and offer. (Section 807)

Notwithstanding the provisions described in the immediately preceding paragraph or any other provision of the indenture, the holder of any debt security will have the right, which is absolute and unconditional, to receive payment of the principal, premium, if any, and interest on that debt security and to institute suit for enforcement of any payment, and that right will not be impaired without consent of that holder. (Section 808)

We will be required to furnish to the trustee annually, not later than October in each year, a statement by an appropriate officer as to the officer’s knowledge of our compliance with all conditions and covenants under the indenture, such compliance to be determined without regard to any period of grace or requirement of notice under the indenture. (Section 606)

Right to Cure

At any time after the declaration of acceleration with respect to a series of debt securities has been made but before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and the declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

•	all overdue interest, if any, on all debt securities of that series;

•

the principal of and premium, if any, on any debt securities of that series which have become due otherwise than by that declaration of acceleration and interest thereon at the rate or rates prescribed in the debt securities;

•	interest upon overdue interest, if any, at the rate or rates prescribed in the debt securities, to the extent payment of that interest is lawful; and

•	all amounts due to the trustee under the indenture; and

•

any other Event of Default with respect to the debt securities of that series, other than the non-payment of the principal of the debt securities of that series which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture. (Section 802)

Modification and Waiver

Without the consent of any holder of debt securities, we and the trustee may enter into one or more supplemental indentures to the indenture for any of the following purposes:

•	to evidence the assumption by any permitted successor to us of our covenants under the indenture and the debt securities;

•	to add to our covenants or other provisions for the benefit of the holders of all or any series of outstanding debt securities or to surrender any right or power conferred upon us by the indenture;

•	to add any additional Events of Default with respect to all or any series of outstanding debt securities;

•

to change or eliminate any provision of the indenture or to add any new provision to the indenture, provided that if the change, elimination or addition will adversely affect the interests of the holders of any series of debt securities in any material respect, that change, elimination or addition will become effective with respect to that series only when the consent of the holders of that series so affected has been obtained or when there is no outstanding debt security of that series under the indenture;

•	to provide collateral security for the debt securities;

•	to establish the form or terms of any series of debt securities as permitted by the indenture;

•

to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for giving of notice to, and the solicitation of the vote or consent of, the holders thereof and for any and all other matters incidental thereto;

•

to evidence and provide for the acceptance of appointment of a separate or successor trustee under the indenture with respect to debt securities of one or more series and to add or to change any of the provisions of the indenture as will be necessary to provide for or to facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of debt securities;

•	to change any place where

•	the principal of and any premium and interest on any debt securities will be payable;

•	any debt securities may be surrendered for registration of transfer or exchange; or

•	notices and demands to or upon us in respect of the debt securities and indenture may be served; or

•

to cure any ambiguity, to correct or supplement any defective or inconsistent provision or to make or change any other provisions with respect to matters and questions arising under the indenture, provided that action does not adversely affect the interests of the holders of debt securities of any series in any material respect. (Section 1201)

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with some restrictive provisions of the indenture. (Section 607) The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series, except a default

•	in the payment of principal, premium or interest; and

•

related to certain covenants and provisions of the indenture that cannot be modified or be amended without the consent of the holder of each outstanding debt security of the series affected. (Section 813)

Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the indenture in such a way as to require changes to the indenture or the incorporation of additional provisions or so as to permit changes to, or the elimination of provisions which, at the date of the indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the indenture, the indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination. We and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect such amendment. (Section 1201)

Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of the indenture pursuant to one or more supplemental indentures. However, if less than all of the series of outstanding debt securities are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding debt securities of all series so directly affected, considered as one class, will be required. Further, if the debt securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, tranches, then the consent only of the holders of a majority in aggregate principal amount of the outstanding debt securities of all tranches so directly affected, considered as one class, will be required.

Without the consent of each holder of debt securities affected by the modification, no supplemental indenture may:

•	change the stated maturity of the principal of or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of the debt security;

•	reduce the rate of interest on the debt security (or the amount of any installment of interest thereon) or change the method of calculating the rate;

•	reduce any premium payable upon redemption of the debt security;

•	reduce the amount of the principal of any original issue discount security that would be due and payable upon a declaration of acceleration of maturity;

•	change the coin or currency (or other property) in which any debt security or any premium or the interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•

reduce the percentage in principal amount of the outstanding debt securities of any series, or any tranche thereof, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with any provision of the indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting; or

•

modify certain of the provisions of the indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any series, or any tranche thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more particular series of debt securities or one or more tranches thereof, or modifies the rights of the holders of debt securities of that series or tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of the debt securities of any other series or tranche. (Section 1202)

The indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture as of any date, or whether or not a quorum is present at a meeting of holders:

•

debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of such other obligor (unless we, the affiliate or the obligor own all securities outstanding under the indenture, or all outstanding debt securities of each such series and each such tranche, as the case may be, determined without regard to this clause) will be disregarded and deemed not to be outstanding;

•

the principal amount of an original issue discount security that will be deemed to be outstanding for such purposes will be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof as provided in the indenture; and

•

the principal amount of a debt security denominated in one or more foreign currencies or a composite currency that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of the debt security (or, in the case of a debt security described in second bullet above, of the amount described in that clause). (Section 101)

If we solicit from holders any request, demand, authorization, direction, notice, consent, election, waiver or other act, we may, at our option, by board resolution, fix in advance a record date for the determination of holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other act. If a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other act may be given before or after that record date, but only the holders of record at the close of business on the record date will be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, election, waiver or other act, and for that purpose the outstanding debt securities will be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt security and the holder of every debt security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the trustee or us in reliance thereon, whether or not notation of that action is made upon the debt security. (Section 104)

Defeasance

Unless the applicable prospectus supplement otherwise indicates, any debt securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the indenture, and, at our election, our entire indebtedness in respect of the debt securities will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the trustee or any paying agent (other than us), in trust: (a) money in an amount which will be sufficient, or (b) eligible obligations (as described below), which do not contain provisions permitting the redemption or other prepaying at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with money, if any, deposited with or held by the trustee or the paying agent, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and any premium and interest due and to become due on the debt securities or portions thereof. (Section 701)

For this purpose, unless the applicable prospectus supplement otherwise indicates, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof. (Section 101)

Resignation of Trustee

The trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in principal amount of the outstanding debt securities of a series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a trustee appointed by act of the holders of a majority in principal amount of the outstanding debt securities, if we have delivered to the trustee a board resolution appointing a successor trustee and the successor has accepted the appointment in accordance with the terms of the indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture. (Section 910)

Notices

Notices to holders of debt securities will be given by mail to the addresses of the holders as they appear in the security register. (Section 106)

Title

We, the trustee and any agent of ours or the trustee may treat the person in whose name a debt security is registered as the absolute owner (whether or not the debt security may be overdue) for the purpose of making payment and for all other purposes. (Section 308)

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the law of any other jurisdiction is mandatorily applicable. (Section 112)

Limitation on Suits

The indenture limits a holder’s right to institute any proceeding with respect to the indenture, the appointment of a receiver or trustee, or for any other remedy under the indenture. (Section 807)

Maintenance of Properties

A provision in the indenture provides that we will cause (or, with respect to property owned in common with others, make reasonable effort to cause) all our properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order and will cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made all necessary repairs, renewals, replacements, betterments and improvements, all as, in our judgment, may be necessary so that the business carried on in connection therewith may be properly conducted. However, nothing in this provision will prevent us from discontinuing, or causing the discontinuance of the operation and maintenance of any of our properties if the discontinuance is, in our judgment, desirable in the conduct of our business. (Section 605)

Concerning the Trustee

U.S. Bank National Association, the trustee under the indenture, acts as agent for participants in our Automatic Dividend Reinvestment and Share Purchase Plan. In the ordinary course of business, U.S. Bank National Association and its affiliates have engaged, and may in the future engage, in commercial or investment banking transactions with us and our affiliates.

Global Securities

We may issue a series of debt securities offered by this prospectus, in whole or in part, in the form of one or more global securities, which will have an aggregate principal amount equal to that of the debt securities represented thereby.

Unless it is exchanged in whole or in part for the individual debt securities it represents, a global security may be transferred only as a whole

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement related to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement and will be deposited with the depositary or its nominee or a custodian. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any other matters as may be provided in the indenture.

As long as the depositary, or its nominee, is the registered holder of the global security, the depositary or nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the global security or any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered to be the owners or holders under the indenture relating to those debt securities.

All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing these debt securities. The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, which institutions we refer to as the participants, and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effective only through, records maintained by the depositary and its participants. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the trustee nor any of our or the trustee’s agents will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to beneficial interests.

DESCRIPTION OF SECURITIES WARRANTS

This section summarizes the general terms and provisions of the securities warrants represented by warrant agreements and warrant certificates that we may offer using this prospectus. The securities warrants may be issued for the purchase of common shares, cumulative preferred shares or debt securities. This section is only a summary and does not purport to be complete. You must look at the applicable forms of warrant agreement and warrant certificate for a full understanding of the specific terms of any securities warrant. The forms of the warrant agreement and the warrant certificate will be filed or incorporated by reference as exhibits to the registration statement to which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

A prospectus supplement will describe the specific terms of the securities warrants offered under that prospectus supplement, including any of the terms in this section that will not apply to those securities warrants, and any special considerations, including tax considerations, applicable to investing in those securities warrants.

General

We may issue securities warrants alone or together with other securities offered by the applicable prospectus supplement. Securities warrants may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders or beneficial owners of the securities warrants.

The prospectus supplement relating to any securities warrants that we offer using this prospectus will describe the following terms of those securities warrants, if applicable:

•	the offering price;

•	the currencies in which the securities warrants will be offered;

•	the designation, total principal amount, currencies, denominations and terms of the series of debt securities that may be purchased upon exercise of the securities warrants;

•

the principal amount of the series of debt securities that may be purchased if a holder exercises the securities warrants and the price at which and currencies in which the principal amount may be purchased upon exercise;

•

the total number of shares that may be purchased if all of the holders exercise the securities warrants and, in the case of securities warrants for the purchase of cumulative preferred shares, the designation, total number and terms of the series of cumulative preferred shares that can be purchased upon exercise of the securities warrants;

•

the number of shares of cumulative preferred shares or common shares that may be purchased if a holder exercises any one securities warrant and the price at which and currencies in which the cumulative preferred shares or common shares may be purchased upon exercise;

•	the designation and terms of any series of securities with which the securities warrants are being offered, and the number of securities warrants offered with each security;

•	the date on and after which the holder of the securities warrants can transfer them separately from the related series of securities;

•	the date on which the right to exercise the securities warrants begins and expires;

•	the triggering event and the terms upon which the exercise price and the number of underlying securities that the securities warrants are exercisable into may be adjusted;

•	whether the securities warrants will be issued in registered or bearer form;

•	the identity of any warrant agent with respect to the securities warrants and the terms of the warrant agency agreement with that warrant agent;

•	a discussion of material U.S. federal income tax consequences; and

•	any other terms of the securities warrants.

A holder of securities warrants may

•	exchange them for new securities warrants of different denominations;

•	present them for registration of transfer, if they are in registered form; and

•	exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Until the securities warrants are exercised, holders of the securities warrants will not have any of the rights of holders of the underlying securities.

Exercise of Securities Warrants

Each holder of a securities warrant is entitled to purchase the number of common shares or cumulative preferred shares or the principal amount of debt securities, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.

Holders of securities warrants may exercise them by

•	delivering to the warrant agent the payment required to purchase the underlying securities, as stated in the applicable prospectus supplement;

•	properly completing and signing the reverse side of their warrant certificate(s), if any, or other exercise documentation; and

•	delivering their warrant certificate(s), if any, or other exercise documentation to the warrant agent within the time specified by the applicable prospectus supplement.

If you comply with the procedures described above, your securities warrants will be considered to have been exercised when warrant agent receives payment of the exercise price. As soon as practicable after you have completed these procedures, we will issue and deliver to you the common shares, cumulative preferred shares or debt securities, as the case may be, that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a warrant certificate, we will issue to you a new warrant certificate for the unexercised amount of securities warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement a warrant agreement or warrant certificates without the consent of the holders of the securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not adversely affect the interests of the holders.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations, including tax considerations, applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. The form of unit agreement will be filed or incorporated by reference as an exhibit to the registration statement to which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

PLAN OF DISTRIBUTION

We may offer and sell the securities offered by this prospectus in any of three ways:

•	through agents;

•	through underwriters or dealers; or

•	directly to one or more purchasers.

The securities may be distributed from time to time in one or more transactions at negotiated prices, at a fixed price (that is subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to the prevailing market prices.

The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:

•	the securities offered;

•	the price of the securities;

•	the proceeds to us from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the name of the underwriters or agents, if any;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions allowed or paid to dealers.

We may authorize underwriters, dealers and agents to solicit offers from specified institutions to purchase the securities from us at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” that provide for payment and delivery on a specified future date. Any contracts like this will be subject to the conditions listed in the applicable prospectus supplement. The applicable prospectus supplement also will state the commission to be paid to underwriters, dealers and agents who solicit these contracts.

We may make sales of our common shares to or through one or more underwriters or agents in at-the-market offerings. We will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell the common shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such distribution agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agent. The distribution agreement may provide that any common shares sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding net proceeds to us or commissions to be paid are impossible to determine and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or dealers may agree to solicit offers to purchase, blocks of our common shares. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter or agent acts as principal pursuant to the terms of a distribution agreement, or if we offer to sell our common shares through another broker dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our common shares. We will describe any such activities in the prospectus supplement relating to the transaction. To the extent that any named broker dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such broker dealer or agent will not engage in any such stabilization transactions.

Any underwriter, dealer or agent who participates in the distribution of an offering of securities may be considered by the SEC to be an underwriter under the Securities Act. Any discounts or commissions received by an underwriter, dealer or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We may agree to indemnify any underwriters, dealers and agents against or contribute to any payments the underwriters, dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase any offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

Unless otherwise indicated in the applicable prospectus supplement and other than our common shares, all securities we offer using this prospectus will be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary trading market for any of the securities will ever develop or, if one develops, that it will be maintained or provide any significant liquidity.

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Dorsey & Whitney LLP.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from Otter Tail Corporation’s Annual Report on Form 10-K, and the effectiveness of Otter Tail Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2011;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

•	Current Reports on Form 8-K filed on January 6, 2012, January 9, 2012, March 20, 2012 and April 19, 2012; and

•	the description of our common shares contained in any registration statement on Form 8-A that we have filed, and any amendment or report filed for the purpose of updating this description.

We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement and after the date of this prospectus until we sell all of the securities offered by this prospectus. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain a copy of any documents which are incorporated by reference in this prospectus or prospectus supplement, except for exhibits which are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:

Otter Tail Corporation

Shareholder Services Department

215 South Cascade Street, Box 496

Fergus Falls, Minnesota 56538-0496

(800) 664-1259 (toll free)

(218) 739-8479 (locally)

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not offering to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

$75,000,000

Common shares

Prospectus supplement

J.P. Morgan

May 14, 2012